                                             As Filed Pursuant to Rule 424(b)(4)
                                             Registration Nos. 333-49666;
                                                               333-49666-01


PROSPECTUS SUPPLEMENT

(To prospectus dated February 12, 2001)

[HARTFORD LIFE LOGO]
                         20,000,000 TRUST PREFERRED SECURITIES
                                 HARTFORD CAPITAL III
        7.45% TRUST ORIGINATED PREFERRED SECURITIES(SM) SERIES C ("TOPrS(SM)")
                    (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
           GUARANTEED TO THE EXTENT DESCRIBED IN THIS PROSPECTUS SUPPLEMENT
                          AND THE ACCOMPANYING PROSPECTUS BY

                  THE HARTFORD FINANCIAL SERVICES GROUP, INC.

                             ----------------------

                                   THE TRUST
    Hartford Capital III is a Delaware business trust that will:
    - sell preferred securities to the public;
    - sell common securities to The Hartford Financial Services Group, Inc.;
    - use the proceeds from these sales to buy an equal amount of 7.45% junior subordinated debentures due 2050, Series C of The Hartford; and
    - distribute the cash payments it receives from The Hartford on the junior subordinated debentures to the holders of the preferred securities and the common securities.
                            QUARTERLY DISTRIBUTIONS
    - for each preferred security that you own, you will receive cumulative cash distributions, accumulating from October 26, 2001 at an annual rate of 7.45% of the liquidation amount of $25 per preferred security, on January 2, April 1, July 1 and October 1 of each year beginning January 2, 2002; and
    - The Hartford may defer interest payments on the junior subordinated debentures on one or more occasions, for up to 20 consecutive quarters. If The Hartford does defer interest payments on the junior subordinated debentures, Hartford Capital III will also defer payment of distributions on the preferred securities. However, deferred distributions will themselves accumulate additional distributions at an annual rate of 7.45% to the extent permitted by law.
                              OPTIONAL REDEMPTION
    - Hartford Capital III may redeem some or all of the preferred securities on or after October 26, 2006, or all of the preferred securities at any time upon the occurrence of a tax event or an investment company event as discussed in this prospectus supplement and the accompanying prospectus at a redemption price equal to $25 per preferred security plus accrued distributions, if any; and
    - Hartford Capital III may also redeem some or all of the preferred securities at any time prior to October 26, 2006 at a redemption price equal to the greater of $25 per preferred security and an amount equal to the discounted remaining payments to initial optional prepayment date, as defined in "Certain Terms of the Junior Subordinated
      Debentures -- Redemption," plus accrued distributions, if any.
                  THE HARTFORD FINANCIAL SERVICES GROUP, INC.
    The Hartford will guarantee the preferred securities to the extent described in the accompanying prospectus.
    The preferred securities have been approved for listing on the New York Stock Exchange under the trading symbol HIGPRC subject to official notice of issuance. Trading of the preferred securities is expected to begin within 30 days after they are first issued.
     INVESTING IN THE PREFERRED SECURITIES INVOLVES CERTAIN RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE S-7 OF THIS PROSPECTUS SUPPLEMENT.
                             ----------------------

                                                                PER PREFERRED
                                                                  SECURITY               TOTAL
                                                                -------------            -----
Public offering price(1)....................................       $25.00             $500,000,000
Underwriting commission to be paid by The Hartford..........       $.7875              $15,750,000
Proceeds, before expenses, to Hartford Capital III..........       $25.00             $500,000,000

    (1) Plus accrued distributions, if any, from October 26, 2001

    Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
    The underwriters may also purchase up to an additional 3,000,000 preferred securities at $25 per preferred security, plus accrued distributions from October 26, 2001, within 30 days from the date of this prospectus to cover over-allotments.
    The preferred securities will be ready for delivery in book-entry form only through The Depository Trust Company on or about October 26, 2001.
                             ----------------------
MERRILL LYNCH & CO.                                                  UBS WARBURG
A.G. EDWARDS & SONS, INC.
                   MORGAN STANLEY
                                PRUDENTIAL SECURITIES
                                            SALOMON SMITH BARNEY
                                                       WACHOVIA SECURITIES
BANC OF AMERICA SECURITIES LLC
                                   JPMORGAN
                                     QUICK & REILLY, INC.
                                                 WELLS FARGO VAN KASPER LLC
                             ----------------------
          The date of this prospectus supplement is October 19, 2001.
 "TOPrS" and "Trust Originated Preferred Securities" are service marks owned by
                              Merrill Lynch & Co.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                              PAGE
                                                              ----
Forward-Looking Statements..................................   S-1
Incorporation of Information filed with the SEC.............   S-1
Summary Information -- Q&A..................................   S-2
Recent Developments.........................................   S-6
Risk Factors................................................   S-7
The Hartford Financial Services Group, Inc. ................  S-10
Hartford Capital III........................................  S-11
Ratio of Earnings to Fixed Charges..........................  S-12
Use of Proceeds.............................................  S-13
Capitalization..............................................  S-14
Accounting Treatment........................................  S-14
Selected Financial Information..............................  S-15
Certain Terms of the Preferred Securities...................  S-16
Certain Terms of the Junior Subordinated Debentures.........  S-18
Certain Federal Income Tax Considerations...................  S-23
ERISA Considerations........................................  S-26
Underwriting................................................  S-28
Validity of the Preferred Securities........................  S-32
Experts.....................................................  S-32
                            PROSPECTUS
About this Prospectus.......................................    ii
The Hartford Financial Services Group, Inc. ................     1
The Hartford Capital Trusts.................................     2
Use of Proceeds.............................................     4
Ratio of Earnings to Fixed Charges..........................     4
Description of the Debt Securities..........................     5
Description of Junior Subordinated Debentures...............    17
Description of Capital Stock of The Hartford Financial
  Services Group, Inc. .....................................    28
Description of Warrants.....................................    37
Description of Stock Purchase Contracts and Stock Purchase
  Units.....................................................    38
Description of Preferred Securities.........................    39
Description of Guarantee....................................    51
Description of Corresponding Junior Subordinated
  Debentures................................................    53
Relationship Among the Preferred Securities, the
  Corresponding Junior Subordinated Debentures and the
  Guarantees................................................    56
Plan of Distribution........................................    58
Legal Opinions..............................................    59
Experts.....................................................    59
Where You Can Find More Information.........................    59
Incorporation by Reference..................................    59

     You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying base prospectus. No one has been authorized to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the preferred securities in any jurisdiction where the offer to sell the preferred securities is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, as well as information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date on the front cover of those documents only.

                           FORWARD-LOOKING STATEMENTS

     Some of the statements contained in this prospectus supplement and the accompanying prospectus, other than statements of historical fact, are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty which are, in many instances, beyond our control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on us will be those anticipated by management. Actual results could differ materially from those expected by us, depending on the outcome of various factors. These factors include:

     - the uncertain nature of damage theories and loss amounts and the development of additional facts related to the September 11th terrorist attack;

     - the response of reinsurance companies under reinsurance contracts and the impact of increasing reinsurance rates;

     - the possibility of more unfavorable loss experience than anticipated;

     - the possibility of general economic and business conditions that are less favorable than anticipated;

     - more frequent or severe catastrophes than anticipated;

     - changes in interest rates or the stock markets;

     - stronger than anticipated competitive activity;

     - unfavorable legislative, regulatory or judicial developments; and

     - other factors described in the forward-looking statements in this prospectus supplement and the accompanying prospectus.

                INCORPORATION OF INFORMATION FILED WITH THE SEC

     The rules of the Securities and Exchange Commission allow us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supercede this information. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below.

     - Our Annual Report on Form 10-K for the year ended December 31, 2000,

     - our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001,

     - our Current Reports on Form 8-K filed on January 31, 2001 and March 19, 2001,

     - the description of our common stock and the rights associated with our common stock contained in our registration statement on Form 8-A, dated September 18, 1995 (as amended by the Form S-A/A filed on November 15,
       1995), and

     - all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement.

     We will provide without charge to each person to whom a copy of this prospectus supplement is delivered upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus supplement and the accompanying prospectus, other than certain exhibits to those documents. You should direct requests for those documents to The Hartford Financial Services Group, Inc., Hartford Plaza, Hartford, Connecticut 06115, Attention: Secretary (Telephone:
860-547-5000). This statement supercedes the "Incorporation by Reference"
section in the accompanying prospectus. The Securities and Exchange Commission office listed at 7 World Trade Center in the accompanying prospectus under "Where You Can Find More Information" has relocated to 223 Broadway, New York, New York, 10007.

                           SUMMARY INFORMATION -- Q&A

     The following information supplements, and should be read together with, the information contained in other parts of or incorporated in this prospectus supplement and in the accompanying prospectus. This summary highlights selected information from this prospectus supplement and the accompanying prospectus to help you understand the preferred securities and the related guarantees and the junior subordinated debentures. You should carefully read this prospectus supplement and the accompanying prospectus to understand fully the terms of the preferred securities, as well as the tax and other considerations that are important to you in making a decision about whether to invest in the preferred securities. You should pay special attention to the "Risk Factors" section in this prospectus supplement to determine whether an investment in the preferred securities is appropriate for you. The preferred securities offered hereby are one of the series of preferred securities referred to in the accompanying prospectus.

WHAT ARE THE PREFERRED SECURITIES?

     Each preferred security represents an undivided beneficial interest in the assets of Hartford Capital III. Each preferred security will entitle the holder to receive quarterly cash distributions as described in this prospectus supplement. The underwriters are offering preferred securities at a price of $25 for each preferred security.

WHO IS HARTFORD CAPITAL III?

     Hartford Capital III is a Delaware statutory business trust.

     Hartford Capital III will sell its preferred securities to the public and its common securities to us. Hartford Capital III will use the proceeds from these sales to buy a series of junior subordinated debentures from us with the same financial terms as the preferred securities. We will pay interest on the junior subordinated debentures at the same rate and at the same times as Hartford Capital III makes payments on the preferred securities. Hartford Capital III will use the payments it receives on the junior subordinated debentures to make the corresponding payments on the preferred securities. We will, on a subordinated basis, fully and unconditionally guarantee the payment by Hartford Capital III of the preferred securities to the extent described in this prospectus supplement and the accompanying prospectus. We refer to this as the "guarantee." Both the junior subordinated debentures and the guarantee will be subordinated to our existing and future senior debt, and will be structurally subordinated to existing and future obligations of our subsidiaries.

     There are three trustees of Hartford Capital III. Two of the trustees of Hartford Capital III are our employees or officers or those of our affiliates, who we refer to as the "administrative trustees." Wilmington Trust Company will act as the property trustee and Delaware trustee.

WHAT ARE HARTFORD CAPITAL III'S ASSETS?

     Hartford Capital III will hold the junior subordinated debentures that it purchases from us with the proceeds of the sale of the preferred securities to the public and the common securities to us. We will pay interest on the junior subordinated debentures at the same rate and the same time as Hartford Capital III makes payments on the preferred securities. Hartford Capital III will use the payments it receives on the junior subordinated debentures to make the corresponding payments on the preferred securities. We will guarantee payments made on the preferred securities to the extent described below. Both the junior subordinated debentures and the guarantee will be subordinated to all of our senior debt and will rank equally with certain other indebtedness and guarantees of other preferred securities.

WHO IS THE HARTFORD FINANCIAL SERVICES GROUP, INC.?

     We are a diversified insurance and financial services holding company. We are among the largest providers of investment products, individual life, group life and disability insurance products, and property and casualty insurance products in the United States. Hartford Fire Insurance Company, or Hartford Fire, founded in 1810, is the oldest of our subsidiaries. Our companies write insurance and reinsurance in the United States and internationally. At June 30, 2001, our total assets were $177.9 billion and our total stockholders' equity was $8.5 billion.

WHEN WILL YOU RECEIVE QUARTERLY DISTRIBUTIONS?

     If you purchase the preferred securities, you are entitled to receive cumulative cash distributions at an annual rate of 7.45% of the liquidation amount of $25 per preferred security. Distributions will accumulate from October 26, 2001, and will be paid quarterly in arrears on January 2, April 1, July 1 and October 1 of each year, beginning January 2, 2002, unless they are deferred as described below.

WHEN CAN PAYMENT OF YOUR DISTRIBUTIONS BE DEFERRED?

     We can, on one or more occasions, defer interest payments on the junior subordinated debentures for up to 20 consecutive quarterly periods. A deferral of interest payments cannot extend, however, beyond the maturity date of the junior subordinated debentures, which is October 26, 2050.

     If we defer interest payments on the junior subordinated debentures, Hartford Capital III will also defer distributions on the preferred securities. During this extension period, deferred distributions will themselves continue to accumulate additional distributions at an annual rate of 7.45%, to the extent permitted by law. Once we make all interest payments on the junior subordinated debentures, we can again postpone interest payments on the junior subordinated debentures.

     During any period in which we defer interest payments on the junior subordinated debentures, neither we nor our subsidiaries will be permitted to:

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment on, any of our capital stock, or

     - make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities that rank equally with or junior to the junior subordinated debentures or make any related guarantee payments.

     There are limited exceptions to these restrictions which are described in the section entitled "Certain Terms of the Preferred
Securities -- Distributions."

     If we defer the payment of interest on the junior subordinated debentures, the junior subordinated debentures will be treated as being reissued at that time with original issue discount for United States federal income tax purposes. This means that, beginning at the time of deferral, for United States federal income tax purposes you will be required to accrue interest income with respect to the junior subordinated debentures each year on an economic accrual (constant yield) basis, including during an extension period, and to include those amounts in your gross income whether or not you receive any cash distributions relating to those interest payments. If you sell your preferred securities prior to the record date for the first distribution after an extension period, you will not receive from Hartford Capital III the cash related to the accrued interest that you reported for tax purposes. See "Certain Federal Income Tax Considerations."

WHEN CAN HARTFORD CAPITAL III REDEEM THE PREFERRED SECURITIES?

     Hartford Capital III will redeem all of the outstanding preferred securities when the junior subordinated debentures are paid at maturity on October 26, 2050. In addition, if we redeem any junior subordinated debentures before their maturity, Hartford Capital III will use the cash it receives on the redemption of the junior subordinated debentures to redeem, on a proportionate basis, preferred securities and common securities having an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated debentures redeemed.

     We may redeem the junior subordinated debentures before their maturity at 100% of their principal amount plus accrued interest to the date of redemption:

     - in whole or in part, on one or more occasions any time on or after October 26, 2006 or

     - in whole, but not in part, within 90 days after specified changes in tax or regulatory law occur and continue, which we refer to as a "tax event" and an "investment company event," respectively, each of which is more fully described in the section entitled "Certain Terms of the Preferred Securities -- Tax or Investment Company Event Redemption or Distribution" and under "Description of Preferred
       Securities -- Redemption -- Redemption or Distribution Upon the Occurrence of a Tax Event or an Investment Company Event" in the accompanying prospectus.

     In addition, we may redeem the junior subordinated debentures at any time prior to October 26, 2006 in whole or in part, at a redemption price equal to the accrued and unpaid interest on the junior subordinated debentures to be redeemed as of the redemption date, plus the greater of:

     - the principal amount of the junior subordinated debentures to be redeemed, and

     - an amount equal to the discounted remaining payments to initial optional prepayment date, as defined below.

     Discounted remaining payments to initial optional prepayment date means an amount equal to the sum of the current value of the amounts of interest and principal that would have been payable by us pursuant to the terms of the junior subordinated debentures on each interest payment date after the redemption date through and including October 26, 2006, assuming redemption of the junior subordinated debentures on October 26, 2006, discounted to the redemption date at the treasury rate (as defined). See "Certain Terms of the Junior Subordinated Debentures -- Redemption."

WHAT IS OUR GUARANTEE OF THE PREFERRED SECURITIES?

     We will fully and unconditionally guarantee the payments of all amounts due on the preferred securities to the extent Hartford Capital III has funds available for payment of such distributions.

     We also are obligated to pay most of the expenses and obligations of Hartford Capital III (other than its obligations to make payments on the preferred securities and common securities, which are covered only by the guarantee).

     If we do not make a payment on the junior subordinated debentures, Hartford Capital III will not have sufficient funds to make payments on the preferred securities. The guarantee does not cover payments when Hartford Capital III does not have sufficient funds to make payments on the preferred securities. In this event, a holder of preferred securities may institute a legal proceeding directly against us pursuant to the terms of the junior subordinated indenture to enforce payments of amounts equal to those distributions to the holders. See "Description of Junior Subordinated Debentures -- Debenture Events of Default" in the accompanying prospectus. Our obligations under the guarantee are subordinate to our obligations to the same extent as the junior subordinated debentures.

WHEN COULD THE JUNIOR SUBORDINATED DEBENTURES BE DISTRIBUTED TO YOU?

     We may terminate Hartford Capital III at any time. If Hartford Capital III is terminated, Hartford Capital III will redeem the preferred securities by distributing the junior subordinated debentures to holders of the preferred securities and the common securities on a proportionate basis.

WILL THE PREFERRED SECURITIES BE LISTED ON A STOCK EXCHANGE?

     The preferred securities have been approved for listing on the New York Stock Exchange under the trading symbol HIGPRC subject to official notice of issuance. Trading is expected to commence within 30 days after the preferred securities are first issued. You should be aware that the listing of the preferred securities will not necessarily ensure that a liquid trading market will be available for the preferred securities or that you will be able to sell your preferred securities at the price you paid for them. If Hartford Capital III distributes the junior subordinated debentures, we will use our reasonable efforts to list the junior subordinated debentures on the NYSE or any other exchange or other organization on which the preferred securities are then listed.

IN WHAT FORM WILL THE PREFERRED SECURITIES BE ISSUED?

     The preferred securities will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company, New York, New York, which we refer to as "DTC," or its nominee. This means that you will not receive a certificate for your preferred securities. Hartford Capital III expects that the preferred securities will be ready for delivery through DTC on or about October 26, 2001.

                              RECENT DEVELOPMENTS

SEPTEMBER 11(TH) TERRORIST ATTACK

     As a result of the September 11(th) terrorist attack, we recorded in the third quarter of 2001 a currently expected loss amounting to $440 million, or $1.85 per diluted share, net of taxes and reinsurance: $420 million related to property and casualty operations and $20 million related to Hartford Life. The property-casualty portion of the estimate includes coverages related to our property, business interruption, workers' compensation, and other liability exposures, including those underwritten by our assumed reinsurance operation. We based the loss estimate upon a review of insured exposures using a variety of assumptions and actuarial techniques, including estimated amounts for unknown and unreported policyholder losses and costs incurred in settling claims. Also included was an estimate of amounts recoverable under our ceded reinsurance programs, including the cost of additional reinsurance premiums. As a result of the uncertainties involved in the estimation process, final claims settlements may vary from present estimates. Also, as we previously disclosed, we expect the impact of the lower equity markets to negatively affect the operations of Hartford Life by five-to-ten cents per diluted share in the fourth quarter of 2001.

TAX MATTERS

     In August of 2001, we recorded a $130 million benefit, or $0.55 per diluted share, primarily related to the expected favorable treatment of certain tax matters arising during the 1996 to 2000 tax years.

OTHER RESULTS FROM OPERATIONS

     Including the impact of the September 11(th) terrorist attack and the tax matters noted above, we expect to report a third quarter 2001 operating loss of $0.21 to $0.23 per diluted share. Excluding the items noted above, we expect operating income to range from $171 to $173 million for the life operations, and $99 to $103 million for the property-casualty operations. These results reflect a continuing favorable pricing environment in our Business Insurance segment and operating income from the recently acquired Fortis operation, offset in part by the impact of lower equity markets on life operations and increasing loss costs in Reinsurance and the Personal Lines segments. In addition, we expect consolidated net realized capital losses for the quarter to approximate $50 to $55 million after-tax, reflecting the loss on disposition of certain international subsidiaries, including our stake in an Argentine insurance joint venture, and other investment activity.

CALCULATION OF EARNINGS PER SHARE

     Because we expect to record a net loss in the third quarter of 2001, we are required by generally accepted accounting principles to use basic weighted-average shares outstanding of 238.0 million in the calculation of diluted earnings per share. In the absence of a loss, we would have used 241.7 million weighted-average shares, including dilutive potential common shares. If that number had been used, the per share loss for the terrorist attack would have been $1.82 and the benefit from tax matters would have been $0.54. The expected operating loss of $0.21 to $0.23 per share would be unchanged.

CAPITAL RAISING

     We recently agreed to sell 7,042,253 shares of common stock to Salomon Smith Barney Inc. for aggregate proceeds to us of approximately $400 million, which transaction is expected to close on October 22, 2001. We intend to use all or a portion of the proceeds of that offering of common stock and/or this offering of preferred securities to replace the estimated $440 million reduction in shareholders' equity from the September 11(th) terrorist attack.

RATING AGENCY MATTERS

     As a result of the September 11(th) terrorist attack, certain of the major independent rating organizations revised some of our financial ratings as follows: Standard & Poor's placed us on creditwatch with negative implications with respect to our debt and property-casualty insurance ratings. Subsequently, on October 4, Standard & Poor's removed us from creditwatch and affirmed our debt and property-casualty ratings. Fitch placed our property-casualty insurance rating on rating watch negative and, on October 15, Fitch removed us from watch and affirmed our rating. Moody's placed our debt rating under review for possible downgrade and we are awaiting the results of the review.

                                  RISK FACTORS

     Your investment in the preferred securities will involve some risks. You should carefully consider the following discussion of risks and the other information in this prospectus supplement and the accompanying prospectus before deciding whether an investment in the preferred securities is suitable for you.

     Because Hartford Capital III will rely on the payments it receives on the junior subordinated debentures to fund all payments on the preferred securities, and because Hartford Capital III may distribute the junior subordinated debentures in exchange for the preferred securities, you are making an investment regarding the junior subordinated debentures as well as the preferred securities. You should carefully review the information in this prospectus supplement and the accompanying prospectus about the preferred securities, the guarantee and the junior subordinated debentures.

HOLDERS OF OUR SENIOR DEBT AND ALL CREDITORS OF OUR SUBSIDIARIES WILL GET PAID BEFORE YOU WILL GET PAID UNDER THE JUNIOR SUBORDINATED DEBENTURES OR THE GUARANTEE.

     Our obligations to you under the junior subordinated debentures and the guarantee will be junior in right of payment to all of our existing and future senior debt. This means that we cannot make any payments to you on the junior subordinated debentures or the guarantees if we are in default on any of our senior debt. Therefore, in the event of our bankruptcy, liquidation or dissolution, our assets must be used to pay off our senior debt in full before any payments may be made on the junior subordinated debentures or the guarantee.

     As of June 30, 2001, we had outstanding senior debt of approximately $2.3 billion. The indenture pursuant to which the junior subordinated debentures will be issued, the guarantee and the trust agreement which governs Hartford Capital III do not limit our ability to incur additional senior debt.

     In addition, because we are a holding company and conduct substantially all of our operations through our subsidiaries, our obligations under the junior subordinated debentures and the guarantee will be structurally subordinated to the obligations of our subsidiaries. See "-- Our results of operations depend upon the results of operations of our subsidiaries" and "The Hartford Financial Services Group, Inc."

     For more information, see "Description of Junior Subordinated Debentures -- Subordination" and "Description of Guarantee -- Status of the Guarantee" in the accompanying prospectus.

OUR RESULTS OF OPERATIONS DEPEND UPON THE RESULTS OF OPERATIONS OF OUR SUBSIDIARIES.

     We are a holding company that conducts substantially all of our operations through our insurance companies and other subsidiaries. As a result, our ability to make payments on the junior subordinated debentures and the guarantee will depend primarily upon the receipt of dividends and other distributions from our subsidiaries.

     Applicable insurance laws restrict the ability of our insurance subsidiaries to pay dividends or make other payments to us. Under these laws, the insurance subsidiaries generally may only make dividend payments out of earned surplus, and regulatory approval may be required for payments in excess of specified amounts based on the subsidiaries' financial condition and results of operations. Our insurance subsidiaries are permitted to pay us up to a maximum of approximately $779 million in dividends in 2001 without prior regulatory approval. See "The Hartford Financial Services Group, Inc."

     In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary's liquidation or otherwise, and thus your ability as a holder of the preferred securities to benefit indirectly from that distribution, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of our claims as a creditor of that subsidiary may be recognized. As a result, the junior subordinated debentures and the guarantee will effectively be subordinated to all existing and future liabilities and obligations of our subsidiaries. Therefore, you should look only to our assets for payments on those securities. Claims on our subsidiaries by persons other than us include, as of June 30, 2001, claims by policyholders for benefits payable amounting to $42.2 billion, claims by separate account holders of $114.9 billion, and other liabilities including claims of trade creditors, claims from guaranty associations and claims from holders of debt obligations amounting to $12.3 billion.

     At June 30, 2001, on a pro forma basis after giving effect to this offering of preferred securities and the application of the net proceeds therefrom, we and our consolidated subsidiaries had outstanding senior debt and other liabilities, including separate accounts, of approximately $169.9 billion.

IF WE DO NOT MAKE PAYMENTS ON THE JUNIOR SUBORDINATED DEBENTURES, HARTFORD CAPITAL III WILL NOT BE ABLE TO PAY DISTRIBUTIONS AND OTHER PAYMENTS ON THE PREFERRED SECURITIES AND THE GUARANTEE WILL NOT APPLY.

     Hartford Capital III's ability to make timely distribution and redemption payments on the preferred securities is completely dependent upon our making timely payments on the junior subordinated debentures. If we default on the junior subordinated debentures, Hartford Capital III will lack funds for the payments on the preferred securities. If this happens, holders of preferred securities will not be able to rely upon the guarantee for payment of those amounts because the guarantee only guarantees that we will make distributions and redemption payments on the preferred securities if Hartford Capital III has the funds to do so itself but does not. Instead, you or the property trustee may proceed directly against us for payment of any amounts due on the related junior subordinated debentures.

DISTRIBUTIONS ON THE PREFERRED SECURITIES COULD BE DEFERRED; YOU MAY HAVE TO INCLUDE INTEREST IN YOUR TAXABLE INCOME BEFORE YOU RECEIVE CASH.

     We can, on one or more occasions, defer interest payments on the junior subordinated debentures for up to 20 consecutive quarterly periods, but not beyond the maturity date of the junior subordinated debentures. Because interest payments on the junior subordinated debentures fund the distributions on the preferred securities, each deferral would result in a corresponding deferral of distributions on the preferred securities.

     We do not intend to defer interest payments on the junior subordinated debentures. However, if we do so in the future, the preferred securities may trade at a price that does not reflect fully the value of the accrued but unpaid distributions. Even if we do not do so, our right to defer interest payments on the junior subordinated debentures could mean that the market price for the preferred securities may be more volatile than that of other securities without interest deferral rights.

     If we defer the payment of interest on the junior subordinated debentures, the junior subordinated debentures will be treated as being reissued at that time with original issue discount for United States federal income tax purposes. This means that, beginning at the time of deferral, for United States federal income tax purposes you will be required to accrue interest income with respect to the junior subordinated debentures each year on an economic accrual (constant yield) basis, including during an extension period, and to include those amounts in your gross income whether or not you receive any cash distributions relating to those interest payments. If you sell your preferred securities prior to the record date for the first distribution after an extension period, you will not receive from Hartford Capital III the cash related to the accrued interest that you reported for tax purposes. You should consult with your own tax advisor regarding the tax consequences of an investment in the preferred securities.

     For more information regarding the tax consequences of purchasing the preferred securities, see under "Certain Federal Income Tax
Considerations -- Interest Income and Original Issue Discount" and "-- Sales or Redemption of Preferred Securities."

THE PREFERRED SECURITIES MAY BE REDEEMED PRIOR TO MATURITY; YOU MAY BE TAXED ON THE PROCEEDS AND YOU MAY NOT BE ABLE TO REINVEST THE PROCEEDS AT THE SAME OR A HIGHER RATE OF RETURN.

     The junior subordinated debentures, and therefore the preferred securities, may be redeemed in whole or in part on one or more occasions at any time, or in whole, but not in part, upon the occurrence of specified events relating to changes in tax or regulatory law. If redeemed on or after October 26, 2006, or upon the occurrence of a tax event or investment company event, the redemption price for the junior subordinated debentures would be equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon. If redeemed prior to October 26, 2006 and no tax event or investment company event has occurred, the redemption price would be equal to the greater of the principal amount to be redeemed and the discounted remaining payments to initial optional prepayment date, as this term is defined in "Certain Terms of the Junior Subordinated Debentures -- Redemption", plus accrued and unpaid interest thereon. Upon redemption, Hartford Capital III must use the redemption price it receives to redeem on a proportionate basis preferred securities and common securities having an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated debentures redeemed.

     The redemption of the preferred securities would be a taxable event to you for United States federal income tax purposes. See "Certain Federal Income Tax Considerations -- Sales or Redemptions of Preferred Securities."

     In addition, you may not be able to reinvest the money that you receive in the redemption at a rate that is equal to or higher than the rate of return on the preferred securities.

AN ACTIVE TRADING MARKET FOR THE PREFERRED SECURITIES MAY NOT DEVELOP.

     The preferred securities have been approved for listing on the New York Stock Exchange under the trading symbol HIGPRC subject to official notice of issuance. Trading is expected to commence within 30 days after the preferred securities are first issued. You should be aware that the listing of the preferred securities will not necessarily ensure that an active trading market will be available for the preferred securities or that you will be able to sell your preferred securities at the price you originally paid for them.

WE GENERALLY WILL CONTROL HARTFORD CAPITAL III BECAUSE YOUR VOTING RIGHTS ARE VERY LIMITED.

     You will only have limited voting rights. In particular, you may not elect and remove any trustees, except when there is a default under the junior subordinated debentures. If a default under the junior subordinated debentures occurs, a majority of the holders in liquidation amount of the preferred securities would be entitled to remove or appoint the property trustee and the Delaware trustee.

                  THE HARTFORD FINANCIAL SERVICES GROUP, INC.

     We are a diversified insurance and financial services holding company. We are among the largest providers of investment products, individual life, group life and disability insurance products, and property and casualty insurance products in the United States. Hartford Fire, founded in 1810, is the oldest of our subsidiaries. Our companies write insurance and reinsurance in the United States and internationally. At June 30, 2001, our total assets were $177.9 billion and our total stockholders' equity was $8.5 billion.

     We were formed in December 1985 as a wholly-owned subsidiary of ITT Corporation. On December 19, 1995, all our outstanding shares were distributed to ITT Corporation's shareholders and we became an independent company. On May 2, 1997, we changed our name from ITT Hartford Group, Inc. to our current name, The Hartford Financial Services Group, Inc.

     As a holding company that is separate and distinct from our insurance subsidiaries, we have no significant business operations of our own. Therefore, we rely on the dividends from our insurance company subsidiaries, which are primarily domiciled in Connecticut, as the principal source of cash flow to meet our obligations. These obligations include payments on our debt securities and the payment of dividends on our capital stock, including preferred stock. The Connecticut insurance holding company laws limit the payment of dividends by Connecticut-domiciled insurers. Under these laws, the insurance subsidiaries may only make their dividend payments out of earned surplus. In addition, the state insurance commissioner must give approval to those subsidiaries paying us dividends if the dividends and other dividends or distributions made within the preceding twelve months exceeds the greater of:

     - 10% of the insurer's policyholder surplus as of December 31 of the preceding year, and

     - net income, or net gain from operations if the subsidiary is a life insurance company, for the previous calendar year, in each case determined under statutory insurance accounting principles.

     The insurance holding company laws of the other jurisdictions in which our insurance subsidiaries are incorporated generally contain similar, and in some instances more restrictive, limitations on the payment of dividends. Our insurance subsidiaries are permitted to pay us up to a maximum of approximately $779 million in dividends in 2001 without prior approval.

     Our rights to participate in any distribution of assets of any of our subsidiaries, for example upon their liquidation or reorganization, and the ability of holders of the securities to benefit indirectly from a distribution, are subject to the prior claims of creditors of the applicable subsidiary. Claims on our subsidiaries by persons other than us include, as of June 30, 2001, claims by policyholders for benefits payable amounting to $42.2 billion, claims by separate account holders of $114.9 billion, and other liabilities including claims of trade creditors, claims from guaranty associations and claims from holders of debt obligations amounting to $12.3 billion.

     Our principal executive offices are located at Hartford Plaza, Hartford, Connecticut 06115, and our telephone number is (860) 547-5000.

                              HARTFORD CAPITAL III

     Hartford Capital III is a statutory business trust formed under Delaware law pursuant to the trust agreement executed by us, as sponsor of Hartford Capital III, and Wilmington Trust Company, as Delaware trustee, and the filing of a certificate of trust with the Delaware Secretary of State on October 25, 1995. Hartford Capital III's business and affairs are conducted by three trustees: Wilmington Trust Company, as property trustee and Delaware trustee, and two individual administrative trustees who are our employees or officers or those of our affiliates.

     Hartford Capital III exists for the exclusive purposes of:

     - issuing and selling the preferred securities and common securities,

     - using the proceeds from the sale of preferred securities and common securities to acquire junior subordinated debentures issued by us,

     - distributing the cash payments it receives from the junior subordinated debentures it owns to you and the other holders of preferred securities and us, as the holder of common securities, and

     - engaging in the other activities that are necessary or incidental to these purposes.

     Accordingly, the junior subordinated debentures will be the sole assets of Hartford Capital III, and payments under the junior subordinated debentures and the related expense agreement will be the sole revenue of Hartford Capital III. We will own all of the common securities of Hartford Capital III. The common securities will rank equally with, and payments will be made pro rata, with the preferred securities, except that upon the occurrence and continuance of an event of default under the trust agreement, our rights as holder of the common securities to payment in respect of distributions and payments upon liquidation or redemption will be subordinated to your rights as a holder of the preferred securities. See "Description of Preferred Securities -- Subordination of Common Securities" in the accompanying prospectus.

     We will acquire common securities in an aggregate liquidation amount equal to not less than 3% of the total capital of Hartford Capital III. Hartford Capital III has a term of 55 years, but may terminate earlier as provided in the trust agreement. The principal executive office of Hartford Capital III is Hartford Plaza, Hartford, Connecticut 06115, Attention: Secretary and its telephone number is (860) 547-5000. See "The Hartford Capital Trusts" in the accompanying prospectus.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratio of earnings to fixed charges for the years and periods indicated:

                                    SIX MONTHS
                                      ENDED                     YEAR ENDED
                                     JUNE 30,                  DECEMBER 31,
                                   ------------    -------------------------------------
                                   2001    2000    2000    1999    1998    1997    1996
                                   ----    ----    ----    ----    ----    ----    -----
Ratio of Consolidated Earnings
  (Losses) to Fixed Charges(1)...  4.5     5.3     5.5     5.4     6.5     7.5     $(318)
Ratio of Consolidated Earnings
  (Losses) to Fixed Charges,
  including Interest Credited to
  Contractholders(2).............  1.8     1.9     2.0     1.8     1.8     2.2     $(318)

---------------
(1) Excluding the equity gain on the Hartford Life, Inc. initial public offering of $368 million, the consolidated earnings to fixed charges ratio was 6.1 for the year ended December 31, 1997. The December 31, 1996 consolidated earnings to fixed charges ratio, excluding other charges of $1.1 billion, before tax, primarily related to environmental and asbestos reserve increases and recognition of losses on guaranteed investment contract business, was 5.0.

(2) Excluding the equity gain on the Hartford Life, Inc. initial public offering of $368 million, the consolidated earnings to fixed charges ratio, including interest credited to contractholders, was 1.9 for the year ended December 31, 1997. The December 31, 1996 consolidated earnings to fixed charges ratio, including interest credited to contractholders, excluding other charges of $1.1 billion, before tax, primarily related to environmental and asbestos reserve increases and recognition of losses on guaranteed investment contract business, was 1.5.

     For purposes of computing these ratios, "earnings" consists of income from operations before federal income taxes and fixed charges. "Fixed charges" consists of interest expense, capitalized interest, amortization of debt expense and an imputed interest component for rental expense. "Fixed charges, including interest credited to contractholders" also includes all interest paid or credited to the holders of our policies, annuities and investment contracts.

                                USE OF PROCEEDS

     All of the proceeds from the sale of the preferred securities will be invested by Hartford Capital III in the junior subordinated debentures. We intend to use the net proceeds from the sale of the junior subordinated debentures, after deducting the underwriting commission, for general corporate purposes, which could include the redemption, in whole or in part, of the 8.35% Cumulative Quarterly Income Preferred Securities, Series B of Hartford Capital II and the replacement of a portion of the reduction in shareholders' equity from the September 11(th) terrorist attack. Since the sole assets of Hartford Capital II are our 8.35% Junior Subordinated Deferrable Interest Debentures, Series B, due October 30, 2026, if we redeem the Series B preferred securities of Hartford Capital II, the Series B junior subordinated debentures also will be redeemed.

                                 CAPITALIZATION

     The following table sets forth as of June 30, 2001 on a consolidated basis:

     - our actual capitalization; and

     - our as adjusted capitalization after giving effect to:

       (1) the consummation of the offering of the preferred securities and the application of the net proceeds as described under "Use of Proceeds" and

       (2) the sale of 7,042,253 shares of common stock for the aggregate proceeds of approximately $400 million, which transaction is expected to close on October 22, 2001.

     The following table does not reflect the estimated reduction in shareholders' equity of $440 million as a result of the September 11(th) terrorist attack. See "Recent Developments."

     The following data is qualified in its entirety by our financial statements and other information contained elsewhere in this prospectus supplement and the accompanying prospectus, or incorporated by reference.

                                                                AS OF JUNE 30, 2001
                                                              ------------------------
                                                               ACTUAL     AS ADJUSTED
                                                              --------    ------------
                                                              (UNAUDITED, IN MILLIONS)
Short-Term Debt (includes current maturities of long-term
  debt).....................................................  $   234       $   234
Long-Term Debt..............................................    2,263         2,263
Company Obligated Mandatorily Redeemable Preferred
  Securities of Subsidiary Trusts Holding Solely Junior
  Subordinated Debentures (QUIPS, TruPS and TOPrS)(1).......    1,444         1,944
Equity excluding unrealized gain on securities, net of
  tax.......................................................    8,005         8,405
Unrealized gain on securities, net of tax...................      474           474
                                                              -------       -------
  Total Stockholders' Equity................................    8,479         8,879
                                                              -------       -------
     Total Capitalization(2)................................  $11,946       $12,846
                                                              =======       =======

---------------
(1) Excludes the impact of retirement of any existing debt or redemption of any preferred securities.
(2) Excludes unrealized gain on securities, net of tax.

                              ACCOUNTING TREATMENT

     For financial reporting purposes, Hartford Capital III will be treated as our wholly-owned subsidiary and, accordingly, the accounts of Hartford Capital III will be included in our consolidated financial statements. The preferred securities will be presented as a separate line item in our consolidated balance sheet entitled "Company Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust Holding Solely Parent Junior Subordinated Debentures," and appropriate disclosures about the preferred securities will be included in the notes to the consolidated financial statements. For financial reporting purposes, we will record distributions payable on the preferred securities as operating expenses. Included in a footnote to the consolidated financial statements will be disclosure that the sole assets of Hartford Capital III are the junior subordinated debentures, and the principal amount, interest rate and maturity date of the junior subordinated debentures held.

                         SELECTED FINANCIAL INFORMATION

     The selected financial data for each of the five years up to the period ended December 31, 2000 were derived from our audited consolidated financial statements which have been examined and reported upon by Arthur Andersen LLP, independent public accountants. The selected financial data at and for the six months ended June 30, 2001 and June 30, 2000 were derived from our unaudited consolidated financial statements and include all adjustments, consisting of normal recurring accruals, which we consider necessary for a fair presentation of our financial position and results of operations as of those dates and for those periods.

     The table below reflects our consolidated financial position and results of operations. All material intercompany transactions and balances have been eliminated. On May 21, 1998, our board of directors declared a two-for-one stock split effected in the form of a 100% stock dividend distributed on July 15, 1998 to stockholders of record as of June 24, 1998. Share and per share data have been restated to reflect the effect of the split.

     You should read the following amounts in conjunction with our consolidated financial statements and the related notes that are incorporated in this prospectus supplement by reference.

                                   SIX MONTHS ENDED
                                  -------------------                 YEAR ENDED DECEMBER 31,
                                  JUNE 30,   JUNE 30,   ----------------------------------------------------
                                    2001       2000       2000       1999       1998       1997       1996
                                  --------   --------   --------   --------   --------   --------   --------
                                         (IN MILLIONS, EXCEPT FOR PER SHARE DATA AND COMBINED RATIOS)
INCOME STATEMENT DATA
  Revenues(1)...................  $  7,569   $  7,013   $ 14,703   $ 13,528   $ 15,022   $ 13,461   $ 12,577
                                  ========   ========   ========   ========   ========   ========   ========
  Net income (loss)(2)..........  $    466   $    451   $    974   $    862   $  1,015   $  1,332   $    (99)
                                  ========   ========   ========   ========   ========   ========   ========
  Earnings (Loss) Per Share Data
    Basic(2)....................  $   1.99   $   2.09   $   4.42   $   3.83   $   4.36   $   5.64   $  (0.42)
    Diluted(2)..................  $   1.95   $   2.07   $   4.34   $   3.79   $   4.30   $   5.58   $  (0.42)
  Dividends declared per common
    share.......................  $   0.50   $   0.48   $   0.97   $   0.92   $   0.85   $   0.80   $   0.80
BALANCE SHEET DATA
  Assets........................  $177,927   $171,905   $171,532   $167,051   $150,632   $131,743   $108,840
                                  ========   ========   ========   ========   ========   ========   ========
  Long-term debt................  $  2,263   $  2,061   $  1,862   $  1,548   $  1,548   $  1,482   $  1,032
  Company obligated mandatorily
    redeemable preferred
    securities of subsidiary
    trusts holding solely junior
    subordinated debentures.....  $  1,444   $  1,243   $  1,243   $  1,250   $  1,250   $  1,000   $  1,000
  Total stockholders' equity....  $  8,479   $  6,288   $  7,464   $  5,466   $  6,423   $  6,085   $  4,520
                                  ========   ========   ========   ========   ========   ========   ========
OPERATING DATA COMBINED RATIOS
  North American Property &
    Casualty(3).................     102.9      103.0      102.4      103.3      102.9      102.3      105.2

---------------
(1) 1998 includes $541 million related to the recapture of an in force block of COLI business from MBL Life Assurance Co. of New Jersey. Also, includes revenues from London & Edinburgh, which was sold on November 16, 1998, of $1.1 billion, $1.2 billion and $1.1 billion, for 1998, 1997 and 1996, respectively.

(2) 1997 includes an equity gain of $368 million, or $1.56 basic/$1.54 diluted earnings per share, resulting from the initial public offering of HLI. 1996 includes other charges of $693 million, after-tax, or $2.96 basic/diluted earnings per share, consisting primarily of environmental and asbestos reserve increases and recognition of losses on guaranteed investment contract business.

(3) 1996 excludes the impact of a $660 million, before-tax, environmental and asbestos charge. Including the impact of this charge, the combined ratio for 1996 was 116.9. Excludes international and other operations.

                   CERTAIN TERMS OF THE PREFERRED SECURITIES

     The following summary of the terms of the preferred securities supplements the description of the terms set forth in the accompanying prospectus under the heading "Description of Preferred Securities." These summaries contain only those portions of the trust agreement which we believe will be most important to your decision to invest in our preferred securities. You should keep in mind, however, that it is the trust agreement, and not these summaries, which define your rights as a holder of our preferred securities. There may be other provisions in the trust agreement which are also important to you. You should read the trust agreement for a full description of the terms of the preferred securities. The form of the trust agreement has been filed as an exhibit to the registration statement of which this prospectus supplement and accompanying prospectus is a part. See "Where You Can Find More Information" in the accompanying prospectus for information on how to obtain a copy of the trust agreement.

DISTRIBUTIONS

     The preferred securities represent undivided beneficial interests in the assets of Hartford Capital III. Distributions on each preferred security will be payable at a rate per year of 7.45% of the stated liquidation amount of $25.00, payable quarterly in arrears on January 2, April 1, July 1 and October 1 of each year. Distributions that are not made when due will accumulate additional distributions thereon, at the rate per annum of 7.45% thereof, compounded quarterly. The term "distributions" as used in this prospectus supplement shall include any such additional amounts payable unless otherwise stated.

     Distributions will accrue from October 26, 2001, the date of original issuance. The first distribution payment date for the preferred securities will be January 2, 2002, and will be cumulative from the date of original issuance. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of Preferred Securities -- Distributions on the Preferred Securities" in the accompanying prospectus.

     We have the right under the junior subordinated indenture to defer the payment of interest at any time and from time to time on the junior subordinated debentures, for a period not exceeding 20 consecutive quarterly interest periods, during which no interest shall be due and payable. However, we may not extend the interest payment period beyond the maturity of the junior subordinated debentures. As a consequence of any such extension, quarterly distributions on the preferred securities would be deferred for a corresponding period, but would continue to accumulate distributions at the rate of 7.45% per annum.

     In the event that we exercise our right to defer interest payments, we and our subsidiaries may not:

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment on, any of our capital stock, or

     - make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the junior subordinated debentures or make any related guarantee payments, other than:

     - dividends or distributions solely in our common stock,

     - redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of these rights in the future, and

     - payments under any guarantee of preferred securities.

     Prior to the termination of any extension period, we may further extend the interest payment period, provided that the extension period, together with all such previous and further extensions of the extension period, may not exceed 20 consecutive quarterly interest periods or extend beyond the maturity of the junior subordinated debentures.

     Upon the termination of any extension period and the payment of all amounts then due, we may commence a new extension period subject to these restrictions. See "Certain Terms of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period" and "Certain Federal Income Tax
Consequences -- Interest Income and Original Issue Discount."

     We have no current intention of exercising our right to defer payments of interest by extending the interest payment period on the junior subordinated debentures.

REDEMPTION

     Upon the repayment or redemption, in whole or in part, of the junior subordinated debentures, whether at maturity or upon earlier redemption as provided in the indenture governing the junior subordinated debentures, the proceeds from the repayment or redemption will be applied by the property trustee to redeem a like amount of the preferred securities. This redemption must be made upon not less than 30 nor more than 60 days notice to you. The redemption price will be equal to the aggregate liquidation amount of the preferred securities, plus accumulated and unpaid distributions on the preferred securities to the date of redemption and the related amount of any premium paid by us upon the concurrent redemption of the junior subordinated debentures.

     See "Certain Terms of the Junior Subordinated Debentures -- Redemption" in this prospectus supplement and "Description of Preferred
Securities -- Redemption," "Description of Junior Subordinated
Debentures -- Redemption" and "Description of Corresponding Junior Subordinated Debentures -- Optional Redemption" in the accompanying prospectus.

     We also have the right, at any time, to terminate Hartford Capital III and after satisfaction of the liabilities of creditors of Hartford Capital III as provided by applicable law, cause the junior subordinated debentures to be distributed to the holders of the preferred securities and common securities in liquidation of Hartford Capital III.

     Under current United States federal income tax law and interpretations and assuming, as expected, Hartford Capital III is treated as a grantor trust, a distribution of the junior subordinated debentures should not be a taxable event to you. Should there be a change in law, a change in legal interpretation, a tax event or other circumstances, however, the distribution could be a taxable event to you. See "Certain Federal Income Tax Consequences -- Distribution of Junior Subordinated Debentures Upon Liquidation of Hartford Capital III." If we do not elect either option described above, the preferred securities will remain outstanding until the repayment of the junior subordinated debentures.

TAX OR INVESTMENT COMPANY EVENT REDEMPTION OR DISTRIBUTION

     If an event occurs that constitutes a tax event or investment company event, we have the right to redeem the junior subordinated debentures in whole, but not in part, and therefore cause a mandatory redemption of the preferred securities and the common securities at the redemption price described above within 90 days following the occurrence of that event. At any time, we will also have the right to terminate Hartford Capital III and after satisfaction of the liabilities of creditors of Hartford Capital III as provided by applicable law, cause the junior subordinated debentures to be distributed to the holders of the preferred securities and common securities in liquidation of Hartford Capital III.

LIQUIDATION VALUE

     The amount payable on the preferred securities in the event of any liquidation of Hartford Capital III is $25 per preferred security plus accumulated and unpaid distributions, which, subject to certain exceptions, may be in the form of a distribution of a principal amount in junior subordinated debentures equal to $25 per preferred security. See "Description of Preferred Securities -- Liquidation Distribution Upon Termination" in the accompanying prospectus.

              CERTAIN TERMS OF THE JUNIOR SUBORDINATED DEBENTURES

     The following summary of the terms of the junior subordinated debentures supplements the description of the terms of the junior subordinated debentures set forth in the accompanying prospectus under the headings "Description of Junior Subordinated Debentures" and "Description of Corresponding Junior Subordinated Debentures." These summaries contain only those terms of the junior subordinated debentures which we believe will be most important to your decision to invest in the preferred securities and, therefore, indirectly, in our junior subordinated debentures. You should keep in mind, however, that it is the junior subordinated indenture, and not these summaries, which define your rights as a holder of our junior subordinated debentures. There may be other provisions in the junior subordinated indenture which are also important to you. You should read the junior subordinated indenture for a full description of the terms of the junior subordinated debentures. The form of the junior subordinated indenture is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus is a part. See "Where You Can Find More Information" in the accompanying prospectus for information on how to obtain a copy of the junior subordinated indenture.

     Concurrently with the issuance of the preferred securities, Hartford Capital III will invest the proceeds of that issuance and the consideration paid by us for the common securities in the junior subordinated debentures issued by us. The junior subordinated debentures will bear interest at the annual rate of 7.45% of the principal amount thereof, payable quarterly in arrears on January 2, April 1, July 1 and October 1 of each year, commencing January 2, 2002. We will make interest payments to the person in whose name the junior subordinated debenture is registered, subject to certain exceptions, at the close of business on the business day next preceding the interest payment date. It is anticipated that each junior subordinated debenture will be held in the name of the property trustee in trust for your benefit and the benefit of the other holders of the preferred securities.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the junior subordinated debentures is not a business day, then payment of the interest payable on that date will be made on the next succeeding day which is a business day, and without any interest or other payment in respect of any such delay, except that, if that business day is in the next succeeding calendar year, that payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the date such payment was originally payable. Interest that is in arrears for more than one quarter will bear the additional interest on that amount, to the extent permitted by law at the rate per annum of 7.45% thereof, compounded quarterly. The term "interest" as used herein will include quarterly interest payments, interest on quarterly interest payments in arrears and additional sums, as described below, as applicable.

     The junior subordinated debentures will be issued as a series of junior subordinated debentures under the junior subordinated indenture. The junior subordinated debentures will mature on October 26, 2050.

     The junior subordinated debentures will rank pari passu with all other series of junior subordinated debentures we have issued or will issue in the future and will be unsecured and will rank junior and be subordinate in right of payment to all of our present or future senior debt. See "Description of Junior Subordinated Debentures -- Subordination" in the accompanying prospectus.

     As a non-operating holding company, most of our operating assets and the operating assets of our consolidated subsidiaries are owned by our subsidiaries, and we rely primarily on dividends from our subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries. You should rely only on our assets for payments of interest and principal and any premium.

     The payment of dividends by our insurance company subsidiaries, including Hartford Fire, is limited under the insurance holding company laws in which such subsidiaries are domiciled. See "The Hartford Financial Services Group, Inc." The junior subordinated indenture does not limit the amount of additional senior debt that we may incur. We expect from time to time to incur additional senior debt. See "Description of Junior Subordinated
Debentures -- Subordination" in the accompanying prospectus.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     We have the right under the junior subordinated indenture at any time during the term of the junior subordinated debentures to defer the payment of interest from time to time for a period not exceeding 20 consecutive quarterly interest periods, during which no interest will be due and payable. However, we may not defer the interest payment period beyond the maturity date of the junior subordinated debentures. At the end of that extension period, we must pay all interest then accrued and unpaid, together with interest on that amount at the annual rate of 7.45% to the extent permitted by applicable law. During an extension period, interest will continue to accrue and the holders of junior subordinated debentures will be required to accrue interest income for federal income tax purposes. See "Certain Federal Income Tax Considerations -- Interest Income and Original Issue Discount."

     In the event that we exercise our right to defer interest payments, we and our subsidiaries may not:

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment on, any of our capital stock, or

     - make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the junior subordinated debentures or make any related guarantee payments, other than:

     - dividends or distributions solely in our common stock,

     - redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of these rights in the future, and

     - payments under any guarantee of preferred securities.

     Prior to the termination of any extension period, we may further extend the interest payment period, provided that the extension period, together with all such previous and further extensions of the extension period, may not exceed 20 consecutive quarterly interest periods or extend beyond the maturity of the junior subordinated debentures.

     Upon the termination of any extension period and the payment of all amounts then due, we may select a new extension period subject to these restrictions. No interest shall be due and payable during an extension period, except at the end of such extension period.

     We must give the debenture trustee and the holders of the junior subordinated debentures notice of our selection of such extension period at least one business day prior to the earlier of:

     - the date the distributions on the preferred securities are payable, or

     - the date the administrative trustees are required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to you and the other holders of such preferred securities of the record date or the date such distributions are payable, but in any event not less than one business day prior to such record date.

     See "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Period" in the accompanying prospectus.

ADDITIONAL SUMS

     If Hartford Capital III would be required to pay any additional taxes, duties or other governmental charges as a result of a tax event, we shall, unless we have terminated Hartford Capital III or caused a redemption of the preferred securities, pay as additional amounts, on the junior subordinated debentures such amounts as shall be required so that the distributions payable by Hartford Capital III shall not be reduced as a result of any such additional taxes, duties or other governmental charges, subject to the conditions described under "Description of Preferred Securities -- Redemption -- Redemption or Distribution Upon the Occurrence of a Tax Event or an Investment Company Event" and "Description of Corresponding Junior Subordinated Debentures -- Covenants of The Hartford Financial Services Group, Inc." in the accompanying prospectus.

REDEMPTION

     We will have the right to redeem the junior subordinated debentures:

     - in whole at any time or in part from time to time prior to October 26, 2006, at a redemption price equal to the accrued and unpaid interest on the junior subordinated debentures so redeemed to the date fixed for redemption, plus the greater of:

        - the principal amount, and

        - an amount equal to the discounted remaining payments to initial optional prepayment date, as defined below,

     - on or after October 26, 2006, in whole or in part, at a redemption price equal to the accrued and unpaid interest on the junior subordinated debentures so redeemed to the date fixed for redemption plus 100% of the principal amount, or

     - at any time, in whole, but not in part, upon the occurrence of a tax or an investment company event, at a redemption price equal to accrued and unpaid interest on the junior subordinated debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof, in each case subject to the further conditions described under "Description of Junior Subordinated Debentures -- Redemption -- Redemption or Distribution Upon the Occurrence of a Tax Event or an Investment Company Event" and "Description of Corresponding Junior Subordinated
       Debentures -- Optional Redemption" in the accompanying prospectus.

     "Discounted remaining payments to initial optional prepayment date" means an amount equal to the sum of the current value of the amounts of interest and principal that would have been payable by us pursuant to the terms of the junior subordinated debentures on each interest payment date after the redemption date through and including October 26, 2006, assuming redemption of the junior subordinated debentures on October 26, 2006, discounted to the redemption date at the treasury rate.

     The treasury rate is a per annum rate, expressed as a decimal and, in the case of United States Treasury bills, converted to a per annum yield, determined on the redemption date to be the per annum rate equal to the semiannual bond equivalent yield to maturity, adjusted to reflect quarterly compounding for United States Treasury securities maturing on October 26, 2006. We will determine this rate by reference to the weekly average yield to maturity for United States Treasury securities maturing on October 26, 2006 if reported in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve. If no such securities mature on that date, we will determine the rate by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (1) one maturing as close as possible to, but earlier than, October 26, 2006 and (2) the other maturing as close as possible to, but later than, October 26, 2006, in each case as published in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

     Under certain circumstances involving the termination of Hartford Capital III, junior subordinated debentures may be distributed to you and other holders of preferred securities in liquidation of Hartford Capital III after satisfaction of liabilities to creditors of Hartford Capital III, as provided by applicable law. If distributed to you and other holders of preferred securities in liquidation, the junior subordinated debentures will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the preferred securities, will act as depositary for the junior subordinated debentures.

     It is anticipated that the depositary arrangements for the junior subordinated debentures would be substantially identical to those in effect for the preferred securities. If the junior subordinated debentures are distributed to you upon the liquidation of Hartford Capital III, we will use our reasonable efforts to list the junior subordinated debentures on the New York Stock Exchange or such other stock exchanges, if any, on which the preferred securities are then listed. There can be no assurance as to the market price of any junior subordinated debentures that may be distributed to you. For a description of DTC and the terms of the depositary matters, see "-- Book-Entry Issuance."

REGISTRATION OF JUNIOR SUBORDINATED DEBENTURES

     A global security shall be exchangeable for junior subordinated debentures registered in the names of persons other than DTC or its nominee only

     - if DTC notifies us that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed,

     - if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when DTC is required to be so registered to act as such depositary,

     - if we in our sole discretion determine that such global security shall be so exchangeable, or

     - if there shall have occurred and be continuing a debenture event of default under the indenture with respect to such global security.

     Any global security that is exchangeable pursuant to the preceding paragraph shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that those instructions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in such global security. In the event that junior subordinated debentures are issued in definitive form, the junior subordinated debentures will be in denominations of $25.00 and integral multiples of $25.00 and may be transferred or exchanged at the offices described below.

     Payments on junior subordinated debentures represented by a global security will be made to DTC, as the depositary for the junior subordinated debentures. In the event junior subordinated debentures are issued in definitive form, principal and interest will be payable, the transfer of the junior subordinated debentures will be registrable, and junior subordinated debentures will be exchangeable for junior subordinated debentures of other denominations of a like aggregate principal amount, at the office of the debenture trustee in the City of New York, or at the offices of any paying agent or transfer agent appointed by us, provided that payment of interest may be made at our option by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the junior subordinated debentures are issued in certificated form, the record dates for payment of interest will be the 15th day of the last month of each calendar quarter. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "-- Book-Entry Issuance."

BOOK-ENTRY ISSUANCE

     DTC will act as securities depositary for the preferred securities and the junior subordinated debentures. The preferred securities and the junior subordinated debentures will be issued only as fully-registered securities registered in the name of Cede & Co., DTC's nominee. One or more fully-registered global certificates will be issued for the preferred securities and the junior subordinated debentures, representing in the aggregate the total number of such preferred securities or aggregate principal balance of junior subordinated debentures, respectively, and will be deposited with DTC.

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve

System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a direct or indirect custodial relationship with a direct participant, or indirect participants. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

     Purchases of preferred securities or junior subordinated debentures within the DTC system must be made by or through direct participants, which will receive a credit for the preferred securities or junior subordinated debentures on DTC records. The ownership interest of each actual purchaser of each preferred security and each junior subordinated debenture, or beneficial owner, will in turn be recorded on the records of the direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased preferred securities or junior subordinated debentures. Transfers of ownership interests in the preferred securities or junior subordinated debentures will be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in preferred securities or junior subordinated debentures, except in the event that use of the book-entry system for the preferred securities or junior subordinated debentures is discontinued.

     DTC has no knowledge of the actual beneficial owners of the preferred securities or junior subordinated debentures; DTC's records reflect only the identity of the direct participants to whose accounts such preferred securities or junior subordinated debentures are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners and the voting rights of direct participants, indirect participants and beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices will be sent to Cede & Co. as the registered holder of the preferred securities or the junior subordinated debentures. If less than all of the preferred securities or the junior subordinated debentures are being redeemed, DTC will reduce the amount of the interest of each direct participant in the preferred securities or the junior subordinated debentures, as the case may be, in accordance with its procedures.

     Although voting with respect to the preferred securities or the junior subordinated debentures is limited to the holders of record of the preferred securities or junior subordinated debentures, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to preferred securities or junior subordinated debentures. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co. consenting or voting rights to those direct participants to whose accounts such preferred securities or junior subordinated debentures are credited on the record date. These would be identified in a listing attached to the omnibus proxy.

     Distribution payments on the preferred securities or the junior subordinated debentures will be made by the relevant trustee to DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participant and not of DTC, the relevant trustee, Hartford Capital III or ourselves, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payment of distributions to DTC is the responsibility of the relevant trustee. Disbursement of such payments to direct participants is the responsibility of DTC. Disbursements of such payments to the beneficial owners is the responsibility of direct and indirect participants.

     DTC may discontinue providing its services as securities depositary with respect to the preferred securities or the junior subordinated debentures at any time by giving reasonable notice to us and the relevant trustee. In the event that a successor securities depositary is not obtained, definitive preferred security or junior subordinated debenture certificates representing those preferred securities or junior subordinated debentures will be printed and delivered.

     We, at our option, may decide to discontinue use of the system of book-entry transfers through DTC or a successor depositary. Additionally, after a debenture event of default, the holders of a majority in liquidation amount of preferred securities or aggregate principal amount of junior subordinated debentures may determine to discontinue the system of book-entry transfers through DTC. In each such case, definitive certificates for such preferred securities or junior subordinated debentures will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that both we and Hartford Capital III believe to be accurate, but neither we nor Hartford Capital III assume responsibility for its accuracy. Neither we nor Hartford Capital III has any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the preferred securities by United States holders, as defined below, who purchase the preferred securities upon issuance at their issue price. For purposes of this summary, a "United States holder" means a beneficial owner of a preferred security that is:

     - an individual citizen or resident of the United States,

     - a corporation created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or

     - an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

     This summary does not address all aspects of United States federal income taxation that may be relevant to United States holders in light of their particular circumstances, including United States holders who are subject to special tax treatment, for example, dealers in securities or currencies, banks, regulated investment companies, tax-exempt organizations, traders in securities that elect to use a mark-to-market method of accounting, entities classified as partnerships for U.S. federal income tax purposes, persons liable for alternative minimum tax, insurance companies and persons holding preferred securities as part of a straddle, hedge, conversion transaction or other integrated investment. This summary does not address the tax consequences of a beneficial owner of a preferred security that is not a United States holder. In addition, this summary does not address any aspects of state, local or foreign tax law. This summary is based on the Internal Revenue Code of 1986, as amended, which we refer to as the "Code," the Treasury regulations promulgated under the Code and administrative and judicial interpretations, all as in effect on the date of this prospectus supplement, and all of which are subject to change, possibly with retroactive effect.

     The statements of law and legal conclusions in this summary represent the opinion of Debevoise & Plimpton, counsel to us and to Hartford Capital III, which we refer to as "tax counsel." The authorities on which this summary is based are subject to various interpretations, and the opinion of tax counsel is not binding on the Internal Revenue Service, which we refer to as the "IRS," or the courts.

     YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, AS WELL AS THE STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES.

CLASSIFICATION OF HARTFORD CAPITAL III

     Tax counsel is of the opinion that, under current law and assuming full compliance with the terms of the trust agreement, and based upon certain facts and assumptions contained in such opinion, Hartford Capital III will be classified as a grantor trust for United States federal income tax purposes and not as an association taxable as a corporation. As a result, for United States federal income tax purposes, you generally will be treated as owning an undivided interest in the junior subordinated debentures. Thus, you will be required to include in your gross income your proportionate share of the interest income and original issue discount, if any, that is paid or accrued on the junior subordinated debentures. See below under "-- Interest Income and Original Issue Discount."

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

     We intend to take the position that the junior subordinated debentures will be classified for United States federal income tax purposes as our indebtedness. We, Hartford Capital III and you, by your acceptance of a beneficial ownership interest in a preferred security, agree to treat the junior subordinated debentures as our indebtedness for United States federal income tax purposes. The remainder of this discussion assumes that the junior subordinated debentures will be classified as our indebtedness for United States federal income tax purposes.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     We anticipate that the junior subordinated debentures will not be issued with an issue price that is less than their stated redemption price at maturity by more than the statutory de minimis amount. In this case, subject to the discussion below, the junior subordinated debentures will not be subject to the original issue discount, which we refer to as "OID," rules, at least upon initial issuance, so that you will generally be taxed on the stated interest on the junior subordinated debentures as ordinary income at the time it is paid or accrued in accordance with your regular method of tax accounting.

     If, however, we exercise our right to defer payments of interest on the junior subordinated debentures, the junior subordinated debentures will be treated as reissued with OID at that time. Under the OID rules, regardless of your method of accounting, you would accrue interest income each year with respect to the junior subordinated debentures on an economic accrual (constant yield) basis, including during an extension period. As a result, cash payments of interest you receive with respect to the junior subordinated debentures would not be reported separately as taxable income, any amount of OID included in your gross income with respect to the junior subordinated debentures would increase your tax basis in the preferred securities, and cash payments you receive with respect to the preferred securities would reduce your tax basis in the preferred securities.

     The application of the Treasury regulations dealing with OID for debt instruments like the junior subordinated debentures, which include potential deferral of interest payments, has not yet been directly addressed in any rulings or other interpretations by the IRS. It is possible that the IRS could assert that the junior subordinated debentures were issued initially with OID. If the IRS were successful, regardless of whether we exercise our option to defer payments of interest on the junior subordinated debentures, you would be subject to the OID rules described above.

     Because the junior subordinated debentures will be classified as indebtedness for federal income tax purposes, you will not be entitled to a dividends-received-deduction with respect to any income you recognize on the preferred securities.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES UPON LIQUIDATION OF HARTFORD CAPITAL III

     The junior subordinated debentures held by Hartford Capital III may be distributed to you in exchange for the preferred securities if Hartford Capital III is liquidated before the maturity of the junior subordinated debentures. Under current law, this type of distribution from a grantor trust would not be taxable. Your total tax basis in the junior subordinated debentures you receive will equal the total tax basis that you had in the preferred securities exchanged and your holding period in the junior subordinated debentures you receive will include your holding period in the preferred securities exchanged. If, however, as a result of a change in law or legal interpretation, Hartford Capital III was treated as an association taxable as a corporation and not a grantor trust and we elected to distribute the junior subordinated debentures to you at that time, the distribution would be taxable to Hartford Capital III and to you.

     If you receive junior subordinated debentures in exchange for the preferred securities, you would continue to include in your gross income interest or original issue discount in respect of the junior subordinated debentures received in the manner described above under "-- Interest Income and Original Issue Discount."

SALES OR REDEMPTIONS OF PREFERRED SECURITIES

     If you sell the preferred securities or receive cash upon redemption of the preferred securities, you will recognize gain or loss equal to the difference between the amount realized on the sale or redemption of the preferred securities, less an amount equal to any accrued but unpaid stated interest that you did not previously include in income, which will be taxable as ordinary income, and your adjusted tax basis in the preferred securities sold or redeemed. Your gain or loss will be a capital gain or loss, provided that you held the preferred securities as a capital asset. Such gain or loss will generally be a long-term capital gain or loss if you have held the preferred securities for more than one year. Long-term capital gains of individuals are currently subject to tax at reduced capital gains rates. The deductibility of capital losses is subject to limitations.

     The preferred securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying junior subordinated debentures. If you dispose of the securities between record dates for payments of distributions, you will nevertheless be required to include accrued but unpaid interest on the junior subordinated debentures through the date of disposition in income as ordinary income and to add that amount to your adjusted tax basis in the preferred securities disposed of. You will recognize a capital loss to the extent the selling price, which may not fully reflect the value of accrued but unpaid interest, is less than your adjusted tax basis, which will include accrued but unpaid interest. The deductibility of capital losses is subject to limitations.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     In general, information reporting will apply to payments of income on the preferred securities and to the proceeds of the sale of the preferred securities, unless you are an exempt recipient, for example a corporation. A backup withholding tax at a rate of 30.5% in 2001, 30.0% in 2002 and 2003, 29.0% in 2004 and 2005, 28.0% in 2006 through 2010 and 31.0% thereafter will apply to such payments if you fail to provide a taxpayer identification number, unless you have provided a certification of exempt status.

     The amount of backup withholding from a payment to you will be allowed as a credit against your United States federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS.

                              ERISA CONSIDERATIONS

     Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") applies (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the preferred securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit Plans, as well as individual retirement accounts and Keogh plans to which
Section 4975 of the Internal Revenue Code applies (also "Plans"), from engaging in specified transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code ("Parties in Interest") with respect to such Plan. A violation of those "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Internal Revenue Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

     Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA, or Section 4975 of the Internal Revenue Code but governmental and foreign plans may be subject to other legal restrictions.

     Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor, the assets of Hartford Capital III would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Internal Revenue Code if a Plan makes an "equity" investment in Hartford Capital III and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

     If the assets of Hartford Capital III were deemed to be "plan assets," the persons providing services to the assets of Hartford Capital III may become Parties in Interest with respect to an investing Plan and may be governed by the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code with respect to transactions involving those assets.

     In this regard, if the person or persons with discretionary responsibilities over the junior subordinated debentures or the guarantee were affiliated with The Hartford Financial Services Group, Inc., any such discretionary actions taken regarding those assets could be deemed to constitute a prohibited transaction under ERISA or the Internal Revenue Code (e.g., the use of such fiduciary authority or responsibility in circumstances under which those persons have interests that may conflict with the interests of the investing Plans and affect the exercise of their best judgment as fiduciaries).

     Under an exception contained in the Plan Assets Regulation, the assets of Hartford Capital III would not be deemed to be "plan assets" of investing Plans if the preferred securities are "publicly-offered securities" -- that is, they are:

     - widely held, i.e., owned by more than 100 investors independent of Hartford Capital III and of each other,

     - freely transferable, and

     - sold to a Plan as part of an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, and then timely registered under Section 12(b) or 12(g) of the Exchange Act.

     We expect that the preferred securities will meet the criteria of "publicly-offered securities" above, although no assurance can be given in this regard. The underwriters expect that the preferred securities will be held by at least 100 independent investors at the conclusion of the offering and that the preferred securities will be freely transferable. The preferred securities will be sold as part of an offering under an effective registration statement under the Securities Act, and then will be timely registered under the Exchange Act.

     All of the common securities will be purchased and held by The Hartford Financial Services Group, Inc. Even if the assets of Hartford Capital III are not deemed to be "plan assets" of Plans investing in Hartford Capital III, specified transactions involving Hartford Capital III could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Internal Revenue Code regarding an investing Plan.

     For example, if The Hartford Financial Services Group, Inc. were a Party in Interest with respect to an investing Plan, either directly or by reason of the activities of one or more of its affiliates, extensions of credit between The Hartford Financial Services Group, Inc. and Hartford Capital III, as represented by the junior subordinated debentures and the guarantee, would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Internal Revenue Code, unless exemptive relief were available under an applicable administrative exemption.

     The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the preferred securities. Those class exemptions are:

     - PTCE 96-23, for specified transactions determined by in-house asset managers,

     - PTCE 95-60, for specified transactions involving insurance company general accounts,

     - PTCE 91-38, for specified transactions involving bank collective investment funds,

     - PTCE 90-1, for specified transactions involving insurance company separate accounts, and

     - PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

     The preferred securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless the purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

     Any purchaser or holder of the preferred securities or any interest in the preferred securities will be deemed to have represented by its purchase and holding that it either:

     - is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan, or

     - is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to such purchase or holding.

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the preferred securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of Hartford Capital III were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

     Purchasers of the preferred securities have the exclusive responsibility for ensuring that their purchase and holding of the preferred securities does not violate the prohibited transaction rules of ERISA or the Code.

                                  UNDERWRITING

GENERAL

     Subject to the terms and conditions of an underwriting agreement and the related pricing agreement, Hartford Capital III has agreed to sell to each of the underwriters named below, and each of the underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Warburg LLC are acting as the representatives, has severally agreed to purchase from Hartford Capital III, the number of preferred securities set forth opposite its name below:

                                                                   NUMBER OF
                        UNDERWRITER                           PREFERRED SECURITIES
------------------------------------------------------------  --------------------
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated...................................        2,357,500
UBS Warburg LLC.............................................        2,357,500
A.G. Edwards & Sons, Inc. ..................................        2,345,000
First Union Securities, Inc. ...............................        2,345,000
Morgan Stanley & Co. Incorporated...........................        2,345,000
Prudential Securities Incorporated..........................        2,345,000
Salomon Smith Barney Inc. ..................................        2,345,000
Banc of America Securities LLC..............................          650,000
J.P. Morgan Securities Inc. ................................          650,000
Quick & Reilly, Inc. .......................................          650,000
Wells Fargo Van Kasper LLC..................................          650,000
ABN AMRO Incorporated.......................................           40,000
BB&T Capital Markets, A division of Scott and Stringfellow,
  Inc. .....................................................           40,000
Bear, Stearns & Co. Inc. ...................................           40,000
Charles Schwab & Co., Inc. .................................           40,000
CIBC World Markets Corp. ...................................           40,000
Dain Rauscher Incorporated..................................           40,000
Deutsche Banc Alex. Brown Inc. .............................           40,000
Goldman, Sachs & Co. .......................................           40,000
H&R Block Financial Advisors, Inc. .........................           40,000
Legg Mason Wood Walker, Incorporated........................           40,000
McDonald Investments Inc. ..................................           40,000
Raymond James & Associates, Inc. ...........................           40,000
SunTrust Capital Markets, Inc. .............................           40,000
TD Securities (USA) Inc. ...................................           40,000
U.S. Bancorp Piper Jaffray Inc. ............................           40,000
Advest, Inc. ...............................................           20,000
Robert W. Baird & Co. Incorporated..........................           20,000
William Blair & Company, L.L.C. ............................           20,000
D.A. Davidson & Co. ........................................           20,000
Fahnestock & Co. Inc. ......................................           20,000
Fifth Third Securities, Inc. ...............................           20,000
Gibraltar Securities Co. ...................................           20,000
Gruntal & Co., L.L.C. ......................................           20,000
HSBC Securities (USA) Inc. .................................           20,000
Janney Montgomery Scott LLC.................................           20,000
J.J.B. Hilliard, W.L. Lyons, Inc. ..........................           20,000

                                                                   NUMBER OF
                        UNDERWRITER                           PREFERRED SECURITIES
------------------------------------------------------------  --------------------
Keefe, Bruyette & Woods, Inc. ..............................           20,000
Mesirow Financial, Inc. ....................................           20,000
Morgan Keegan & Company, Inc. ..............................           20,000
NatCity Investments, Inc. ..................................           20,000
SWS Securities, Inc. .......................................           20,000
Stifel, Nicolaus & Company, Incorporated....................           20,000
Tucker Anthony Incorporated.................................           20,000
                                                                   ----------
            Total...........................................       20,000,000
                                                                   ==========

     In the underwriting agreement, the several underwriters have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the preferred securities offered hereby if any of the preferred securities are purchased. In the event of default by an underwriter, the underwriting agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

     We and Hartford Capital III have agreed with the underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities act of 1933, as amended, or to contribute with respect to payments which the underwriters may be required to make.

     The underwriters are offering the preferred securities subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the preferred securities, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

     Certain of the underwriters and their affiliates have in the past and may in the future engage in transactions with, or perform services for, The Hartford in the ordinary course of their business.

COMMISSIONS AND DISCOUNTS

     The underwriters have advised us that they propose to offer the preferred securities to the public initially at $25 per preferred security and to dealers at that price less a concession not in excess of $.50 per preferred security. The underwriters may allow, and such dealers may reallow, a discount not in excess of $.45 per preferred security to certain dealers. After the initial public offering, the public offering price, concession and discount may be changed.

     Because the proceeds from the sale of the preferred securities and the common securities will be used to purchase the subordinated debentures, we have agreed to pay to the underwriters an underwriting commission of $.7875 per preferred security (or a total of $15,750,000).

     We will pay all expenses, estimated to be approximately $165,000, associated with the offer and sale of the preferred securities.

NEW YORK STOCK EXCHANGE LISTING

     Before this offering, there was no established public trading market for the preferred securities. The preferred securities have been approved for listing on the New York Stock Exchange under the symbol HIGPRC subject to official notice of issuance. Trading of the preferred securities on the New York Stock Exchange is expected to begin within 30 days of the issuance of the preferred securities. As part of the requirements for listing the preferred securities on the New York Stock Exchange, the underwriters have agreed to sell the preferred securities to a minimum of 400 beneficial holders. The representatives have advised us that they intend to make a market in the preferred securities prior to the commencement of trading on the New York Stock Exchange. However, the representatives are not obligated to do so and may discontinue market making at any time without notice. We cannot give any assurance that a liquid trading market for the preferred securities will be available.

NO SALES OF SIMILAR SECURITIES

     We and Hartford Capital III have agreed that, during a period of 30 days from the date of the pricing of the preferred securities, we will not offer, sell, contract to sell or otherwise dispose of any preferred securities, any other beneficial interests of Hartford Capital III, any other trusts or any securities of The Hartford that are substantially similar to the preferred securities, including the guarantee, and including, but not limited to, any securities that are convertible into or exchangeable for or that represent the right to receive preferred securities or any such substantially similar securities of Hartford Capital III, any other trusts or The Hartford (except the junior subordinated debentures and the preferred securities offered by this prospectus supplement), without the prior consent of the representatives.

EXTENDED SETTLEMENT

     Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade preferred securities prior to October 23, 2001 will be required, by virtue of the fact that sales of the preferred securities offered hereby are expected to settle on October 26, 2001, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of preferred securities who wish to trade preferred securities prior to October 23, 2001 should consult their own advisor.

PRICE STABILIZATION AND SHORT POSITIONS

     In connection with the sale of the preferred securities, SEC rules permit the underwriters to engage in transactions that stabilize the price of the preferred securities. These transactions may include purchases for the purpose of fixing or maintaining the price of the preferred securities.

     The underwriters may create a short position in the preferred securities in connection with this offering. That means they may sell a larger number of the preferred securities than is shown on the cover page of this prospectus supplement. If they create a short position, the underwriters may purchase preferred securities in the open market to reduce the short position.

     If the underwriters purchase the preferred securities to stabilize the price or to reduce their short position, the price of the preferred securities could be higher than it might be if they had not made such purchases. The underwriters make no representation or prediction about any effect that the purchases may have on the price of the preferred securities.

     The underwriters may suspend any of these activities at any time.

OVER-ALLOTMENT OPTION

     Hartford Capital III has granted the underwriters an option to purchase up to an additional 3,000,000 preferred securities at the public offering price. This over-allotment option, which will expire 30 days after the date of this prospectus, may be exercised solely to cover over-allotments. To the extent that the underwriters exercise their over-allotment option, each of the underwriters will have a firm commitment, subject to certain conditions, to purchase from Hartford Capital III approximately the same percentage of the option securities that the number of securities to be purchased initially by that underwriter is of the 20,000,000 preferred securities initially purchased by the underwriters.

PENALTY BIDS

     The representatives also may impose a penalty bid on certain underwriters and selling group members. This means that, if the representatives purchase preferred securities in the open market to reduce the underwriters' short position or to stabilize the price of the preferred securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those preferred securities as part of this offering.

OTHER RELATIONSHIPS

     Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us. They have received customary fees and commissions for these transactions. In addition, Salomon Smith Barney Inc. has agreed to purchase for distribution from us 7,042,253 shares of common stock for aggregate proceeds of approximately $400 million, which transaction is expected to close on October 22, 2001.

                      VALIDITY OF THE PREFERRED SECURITIES

     Certain matters of Delaware law relating to Hartford Capital III and the preferred securities will be passed upon for Hartford Capital III and us by Richards, Layton & Finger, P.A., Wilmington, Delaware. The validity of the junior subordinated debentures and the guarantee will be passed upon for us by
C. Michael O'Halloran, our Senior Vice President, and for the underwriters by Davis Polk & Wardwell. Certain United States federal income taxation matters will be passed upon for us by Debevoise & Plimpton, New York, New York. This statement supersedes the "Legal Opinions" section in the accompanying prospectus.

                                    EXPERTS

     The audited consolidated financial statements and schedules of The Hartford Financial Services Group, Inc. and subsidiaries incorporated by reference in this prospectus supplement and accompanying prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference in this prospectus supplement and the accompanying prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. This statement supersedes the section entitled "Experts" in the accompanying prospectus.

PROSPECTUS

                  THE HARTFORD FINANCIAL SERVICES GROUP, INC.

                                DEBT SECURITIES
               JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES
                                PREFERRED STOCK
                                  COMMON STOCK
                               DEPOSITARY SHARES
                                    WARRANTS
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS

                              HARTFORD CAPITAL III
                              HARTFORD CAPITAL IV
                               HARTFORD CAPITAL V

                        PREFERRED SECURITIES GUARANTEED
                        AS DESCRIBED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT
                 BY THE HARTFORD FINANCIAL SERVICES GROUP, INC.

     By this prospectus, we may offer from time to time up to $2,626,975,000 of any combination of the securities described in this prospectus.

     We will provide specific terms of the securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also change or update information contained in this prospectus.

     We will not use this prospectus to confirm sales of any of our securities unless it is attached to a prospectus supplement.

     Unless we state otherwise in a prospectus supplement, we will not list any of these securities on any securities exchange.

     Neither the Securities and Exchange Commission nor any state securities commission has determined whether this prospectus is truthful or complete. They have not made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

                THE DATE OF THIS PROSPECTUS IS FEBRUARY 12, 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About This Prospectus.......................................   ii
The Hartford Financial Services Group, Inc..................    1
The Hartford Capital Trusts.................................    2
Use of Proceeds.............................................    4
Ratio of Earnings to Fixed Charges..........................    4
Description of the Debt Securities..........................    5
Description of Junior Subordinated Debentures...............   17
Description of Capital Stock of The Hartford Financial
  Services Group, Inc.......................................   28
Description of Warrants.....................................   37
Description of Stock Purchase Contracts and Stock Purchase
  Units.....................................................   38
Description of Preferred Securities.........................   39
Description of Guarantee....................................   51
Description of Corresponding Junior Subordinated
  Debentures................................................   53
Relationship Among the Preferred Securities, the
  Corresponding Junior Subordinated Debentures and the
  Guarantees................................................   56
Plan of Distribution........................................   58
Legal Opinions..............................................   59
Experts.....................................................   59
Where You Can Find More Information.........................   59
Incorporation by Reference..................................   59

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell the securities described in the prospectus from time to time. This prospectus provides you with a general description of the securities we may offer. We may also add, update or change information contained in this prospectus through a supplement to this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                  THE HARTFORD FINANCIAL SERVICES GROUP, INC.

     We are a diversified insurance and financial services holding company. We are among the largest providers of investment products, individual life, group life and disability insurance products, and property and casualty insurance products in the United States. Hartford Fire Insurance Company, or Hartford Fire, founded in 1810, is the oldest of our subsidiaries. Our companies write insurance and reinsurance in the United States and internationally. At December 31, 2000, our total assets were $171.5 billion and our total stockholders' equity was $7.5 billion.

     We were formed in December 1985 as a wholly-owned subsidiary of ITT Corporation. On December 19, 1995, all our outstanding shares were distributed to ITT Corporation's stockholders and we became an independent company. On May 2, 1997, we changed our name from ITT Hartford Group, Inc. to our current name, The Hartford Financial Services Group, Inc.

     As a holding company that is separate and distinct from our insurance subsidiaries, we have no significant business operations of our own. Therefore, we rely on the dividends from our insurance company subsidiaries, which are primarily domiciled in Connecticut, as the principal source of cash flow to meet our obligations. These obligations include payments on our debt securities and the payment of dividends on our capital stock, including preferred stock. The Connecticut insurance holding company laws limit the payment of dividends by Connecticut-domiciled insurers. Under these laws, the insurance subsidiaries may only make their dividend payments out of earned surplus. In addition, the state insurance commissioner must give approval to those subsidiaries paying us dividends if the dividend and other dividends or distributions made within the preceding twelve months exceeds the greater of:

     - 10% of the insurer's policyholder surplus as of December 31 of the preceding year, and

     - net income, or net gain from operations if the subsidiary is a life insurance company, for the previous calendar year, in each case determined under statutory insurance accounting principles.

     The insurance holding company laws of the other jurisdictions in which our insurance subsidiaries are incorporated generally contain similar, and in some instances more restrictive, limitations on the payment of dividends. Our insurance subsidiaries are permitted to pay us up to a maximum of approximately $780 million in dividends in 2001 without prior approval.

     Our rights to participate in any distribution of assets of any of our subsidiaries for example, upon their liquidation or reorganization, and the ability of holders of the securities to benefit indirectly from a distribution, are subject to the prior claims of creditors of the applicable subsidiary, except to the extent that we may be a creditor of that subsidiary. Claims on these subsidiaries by persons other than us include, as of December 31, 2000, claims by policyholders for benefits payable amounting to $38.8 billion, claims by separate account holders of $114.1 billion, and other liabilities including claims of trade creditors, claims from guaranty associations and claims from holders of debt obligations amounting to $11.2 billion.

     Our principal executive offices are located at Hartford Plaza, Hartford, Connecticut 06115, and our telephone number is (860) 547-5000.

                          THE HARTFORD CAPITAL TRUSTS

     We created each trust as a statutory Delaware business trust pursuant to a trust agreement. We will enter into an amended and restated trust agreement for each trust, which will state the terms and conditions for the trust to issue and sell its preferred securities and common securities. We will amend and restate each trust agreement in its entirety substantially in the form filed as an exhibit to the Registration Statement which includes this prospectus. Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended, which we refer to in this prospectus as the "Trust Indenture Act."

     Each trust exists for the exclusive purposes of:

     - issuing and selling to the public preferred securities, representing undivided beneficial interests in the assets of the trust,

     - issuing and selling to us common securities, representing undivided beneficial interests in the assets of the trust,

     - using the proceeds from the sale of the preferred securities and common securities to acquire a corresponding series of junior subordinated deferrable interest debentures, which we refer to in this prospectus as the "corresponding junior subordinated debentures,"

     - distributing the cash payments it receives from the corresponding junior subordinated debentures it owns to you and the other holders of preferred securities and us, as the holder of common securities, and

     - engaging in the other activities that are necessary or incidental to these purposes.

     Accordingly, the corresponding junior subordinated debentures will be the sole assets of the trust, and payments under the corresponding junior subordinated debentures and the related expense agreement will be the sole revenue of the trust.

     We will own all of the common securities of each trust. The common securities of a trust will rank equally with and payments will be made pro rata with the preferred securities of the trust, except that if an event of default under a trust agreement then exists, our rights as holder of the common securities to payment of distributions and payments upon liquidation or redemption will be subordinated to your rights as a holder of the preferred securities of the trust. See "Description of Preferred Securities -- Subordination of Common Securities."

     We will acquire common securities in an aggregate liquidation amount equal to not less than 3% of the total capital of each trust. The preferred securities will represent the remaining approximately 97% of each trust's total capitalization.

     Unless we state otherwise in a prospectus supplement, each trust has a term of approximately 45 years. A trust may also terminate earlier. The trustees of each trust will conduct its business and affairs. As holder of the common securities we will appoint the trustees. Initially, the trustees will be:

     - Wilmington Trust Company, which will act as property trustee and as Delaware trustee, and

     - Two of our employees or officers or those of our affiliates, who will act as administrative trustees.

     Wilmington Trust Company, as property trustee, will act as sole indenture trustee under each trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. Wilmington Trust Company will also act as trustee under the guarantee and the junior subordinated indenture pursuant to which we will issue the junior subordinated debentures. See "Description of Junior Subordinated Debentures" and "Description of Guarantee."

     The holder of the common securities of a trust, or the holders of a majority in liquidation preference of the preferred securities if an event of default under the trust agreement for the trust has occurred and is continuing, will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee of the trust. You will not have the right to vote to appoint, remove or replace the administrative trustees. Only we, as the holder of the common securities, will have these voting rights. The duties and obligations of the trustees are governed by the applicable trust agreement. We will pay all fees and expenses related to the trusts and the offering of the preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the trusts.

     The principal executive office of each trust is Hartford Plaza, Hartford, Connecticut 06115, Attention: Secretary, and its telephone number is (860) 547-5000.

                                USE OF PROCEEDS

     Unless we state otherwise in a prospectus supplement, we intend to use the proceeds from the sale of the securities offered by this prospectus, including the corresponding junior subordinated debentures issued to the trusts in connection with their investment of all the proceeds from the sale of preferred securities, for general corporate purposes, including working capital, capital expenditures, investments in loans to subsidiaries, acquisitions and refinancing of debt, including outstanding commercial paper and other short-term indebtedness. We will include a more detailed description of the use of proceeds of any specific offering of securities in the prospectus supplement relating to the offering.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratio of consolidated earnings to fixed charges for the years and the periods indicated:

                                                                  YEAR ENDED DECEMBER 31,
                                                          ----------------------------------------
                                                          2000   1999   1998   1997   1996    1995
                                                          ----   ----   ----   ----   -----   ----
Ratio of Consolidated Earnings to Fixed Charges(1)......   5.5   5.4    6.5    7.5    $(318)  5.8
Ratio of Consolidated Earnings to Fixed Charges,
  including Interest Credited to Contractholders(2).....   2.0   1.8    1.8    2.2    $(318)  1.6

---------------
(1) Excluding the equity gain on the Hartford Life, Inc. initial public offering of $368 million, the consolidated earnings to fixed charges ratio was 6.1 for the year ended December 31, 1997. The December 31, 1996 consolidated earnings to fixed charges ratio, excluding other charges of $1.1 billion, before tax, primarily related to environmental and asbestos reserve increases and recognition of losses on guaranteed investment contract business, was 5.0.

(2) Excluding the equity gain on the Hartford Life, Inc. initial public offering of $368 million, the consolidated earnings to fixed charges ratio, including interest credited to contractholders, was 1.9 for the year ended December 31, 1997. The December 31, 1996 consolidated earnings to fixed charges ratio, including interest credited to contractholders, excluding other charges of $1.1 billion, before tax, primarily related to environmental and asbestos reserve increases and recognition of losses on guaranteed investment contract business, was 1.5.

     For purposes of computing the ratio of consolidated earnings to fixed charges, "earnings" consists of income from operations before federal income taxes and fixed charges. "Fixed charges" consists of interest expense, capitalized interest, amortization of debt expense and an imputed interest component for rental expense. "Fixed charges, including interest credited to contractholders" also includes all interest paid or credited to the holders of our policies, annuities and investment contracts.

                       DESCRIPTION OF THE DEBT SECURITIES

     We may offer unsecured senior debt securities or subordinated debt securities. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the "debt securities". The senior debt securities will rank equally with all of our other unsecured, unsubordinated obligations. The subordinated debt securities will be subordinate and junior in right of payment to all of our senior debt.

     We will issue the senior debt securities in one or more series under an indenture, which we refer to as the "senior indenture", dated as of October 20, 1995, between us and The Chase Manhattan Bank, as trustee. We will issue subordinated debt securities in one or more series under an indenture, which we refer to as the "subordinated indenture", between us and the trustee to be named in the prospectus supplement relating to the offering of subordinated debt securities.

     The following description of the terms of the indentures is a summary. It summarizes only those portions of the indentures which we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not this summary, which defines your rights as a debtholder. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt. The senior indenture and the subordinated indenture are filed as exhibits to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information in how to obtain copies of the senior indenture and the subordinated indenture.

THE DEBT SECURITIES ARE UNSECURED OBLIGATIONS

     Our debt securities will be unsecured obligations. Our senior debt securities will be unsecured and will rank equally with all of our other unsecured and unsubordinated obligations. As a non-operating holding company most of our operating assets and the assets of our consolidated subsidiaries are owned by our subsidiaries. We rely primarily on dividends from these subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the debt securities. The payment of dividends by our insurance subsidiaries, including Hartford Fire, is limited under the insurance holding company laws in the jurisdictions where those subsidiaries are domiciled. See "The Hartford Financial Services Group, Inc."

     Unless we state otherwise in the applicable prospectus supplement, the indentures do not limit us from incurring or issuing other secured or unsecured debt under either of the indentures or any other indenture that we may have entered into or enter into in the future. See "-- Subordination under the Subordinated Indenture" and the prospectus supplement relating to any offering of subordinated debt securities.

TERMS OF THE DEBT SECURITIES

     We may issue the debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

     You should refer to the applicable prospectus supplement for the specific terms of the debt securities. These terms may include the following:

     - title of the debt securities,

     - any limit upon the aggregate principal amount,

     - maturity date(s) or the method of determining the maturity date(s),

     - interest rate(s),

     - dates on which interest will be payable and circumstances in which interest may be deferred, if any,

     - dates from which interest will accrue and the method of determining dates from which interest will accrue,

     - place or places where we may pay principal, premium, if any, and interest and where you may present the debt securities for registration or transfer or exchange,

     - place or places where notices and demands relating to the debt securities and the indentures may be made,

     - redemption or early payment provisions,

     - sinking fund or similar provisions,

     - authorized denominations if other than denominations of $1,000,

     - currency, currencies, or currency units, if other than in U.S. dollars in which the principal of, premium, if any, and interest on the debt securities is payable, or in which the debt securities are denominated,

     - any additions, modifications or deletions, in the event of default or covenants of The Hartford Financial Services Group, Inc. specified in the indenture relating to the debt securities,

     - if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity,

     - any additions or changes to the indenture necessary to permit or facilitate issuing the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons,

     - any index or indices used to determine the amount of payments of principal of and premium, if any, on the debt securities and the method of determining these amounts,

     - whether a temporary global security will be issued and the terms upon which these temporary debt securities may be exchanged for definitive debt securities,

     - whether the debt securities will be issued in whole or in part in the form of one or more global securities,

     - identity of the depositary for global securities,

     - appointment of any paying agent(s),

     - the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the debt securities into other securities,

     - in the case of the subordinated indenture, any provisions regarding subordination, and

     - additional terms not inconsistent with the provisions of the indentures.

     Debt securities may also be issued under the indentures upon the exercise of the warrants. See "Description of Warrants."

SPECIAL PAYMENT TERMS OF THE DEBT SECURITIES

     We may issue one or more series of debt securities at a substantial discount below their stated principal amount. These may bear no interest or interest at a rate which at the time of issuance is below market rates. We will describe United States federal tax consequences and special considerations relating to any series in the applicable prospectus supplement.

     The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units. The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, federal income tax considerations, specific terms and other information relating to the debt securities and the foreign currency units in the applicable prospectus supplement.

     If we use any index to determine the amount of payments of principal, of premium, if any, or interest on any series of debt securities, we will also describe the special federal income tax, accounting and other considerations applicable to the debt securities in the applicable prospectus supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

     We expect to issue most debt securities in fully registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000. Except as we may describe in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same issue and series, of any authorized denominations, of a like aggregate principal amount and bearing the same interest rate.

     You may present debt securities for exchange as described above, or for registration of transfer, at the office of the securities registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you must pay any taxes and other governmental charges as described in the indenture. We will appoint the trustees as securities registrar under the indentures. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

GLOBAL DEBT SECURITIES

     We may issue all or any part of a series of debt securities in the form of one or more global securities. We will identify the depository holding the global debt securities in the applicable prospectus supplement. We will issue global securities in registered form and in either temporary or definitive form. Unless it is exchanged for the individual debt securities, a global security may not be transferred except:

     - by the depositary to its nominee,

     - by a nominee of the depositary to the depositary or another nominee, or

     - by the depositary or any nominee to a successor of the depositary, or a nominee of the successor.

     We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

     Beneficial Interests in a Global Security

     If we issue a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with it. We refer to those persons as "participants" in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the debt securities, or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons who may hold interests through participants. Ownership and transfers of beneficial interests in the global security will be shown on, and transactions can be effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global security.

     So long as the depositary or its nominee is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided below, you:

     - will not be entitled to have any of the individual debt securities represented by the global security registered in your name,

     - will not receive or be entitled to receive physical delivery of any debt securities in definitive form, and

     - will not be considered the owner or holder of the debt securities under the indenture.

     Payments of Principal, Premium and Interest

     We will make principal, premium and interest payments on global securities to the depositary that is the registered holder of the global security or its nominee. The depositary for the global securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

     We expect that the depositary or its nominee, upon receipt of any principal, premium or interest payment immediately will credit participants' accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global security held through those participants, will be governed by standing instructions and customary practices, as it is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of those participants.

     Issuance of Individual Debt Securities

     Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities in exchange for the global security. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities represented by one or more global securities. If that occurs, we will issue individual debt securities in exchange for the global security.

     Further, we may specify that you may, on terms acceptable to us, the trustee and the depositary, receive individual debt securities in exchange for your beneficial interest in a global security, subject to any limitations described in the prospectus supplement relating to the debt securities. In that instance, you will be entitled to physical delivery of individual debt securities equal in principal amount to that beneficial interest and to have the debt securities registered in your name. Unless we otherwise specify, we will issue those individual debt securities in denominations of $1,000 and integral multiples of $1,000.

PAYMENT AND PAYING AGENTS

     Unless we state otherwise in an applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your debt securities at the office of the trustee for your debt securities in the City of New York or at the office of any paying agent that we may designate. In addition, we may pay interest:

     - by check mailed to the address of the person entitled to the payment that appears in the securities register, or

     - by transfer to an account maintained by the person entitled to the payment as specified in the securities register.

     Unless we state otherwise in an applicable prospectus supplement, we will pay any interest on debt securities to the registered owner of the debt security at the close of business on the record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the debt securities.

     Any moneys deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any debt security that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

REDEMPTION

     Unless we state otherwise in an applicable prospectus supplement, debt securities will not be subject to any sinking fund and will not be redeemable prior to their stated maturity except as described below.

     We may, at our option, redeem any series of debt securities on any interest payment date in whole or in part. We may redeem debt securities in denominations larger than $1,000 but only in integral multiples of $1,000.

     Redemption Price

     Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any debt security which we redeem will equal any accrued and unpaid interest to the redemption date, plus the greater of:

     - the principal amount, and

     - an amount equal to:

          - for debt securities bearing interest at a fixed rate, the discounted remaining fixed amount payments, calculated as described below, or

          - for debt securities bearing interest determined by reference to a floating rate, the discounted swap equivalent payments, calculated as described below, to determine any redemption premium based upon the value of interest payable on an equivalent fixed rate debt security.

     The discounted remaining fixed amount payments will equal the sum of the current values of the amounts of interest and principal that would have been payable by us on each interest payment date after the redemption date and at stated maturity of the final payment of principal. This calculation will take into account any required sinking fund payments, but will otherwise assume that we have not redeemed the debt security prior to the stated maturity.

     The current value of any amount is the present value of that amount on the redemption date after discounting that amount on a semiannual basis, from the originally scheduled date for payment. We will use the treasury rate to calculate this present value.

     The treasury rate is a per annum rate, determined on the redemption date to be the per annum rate equal to the semiannual bond equivalent yield to maturity for United States Treasury securities maturing at the stated maturity of the final payment of principal of the debt securities redeemed. We will determine this rate by reference to the weekly average yield to maturity for United States Treasury securities maturing on that stated maturity, if reported in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve. If no such securities mature at the stated maturity, we will determine the rate by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (1) one maturing as close as possible to, but earlier than, the stated maturity and (2) the other maturing as close as possible to, but later than, the stated maturity, in each case as published in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve.

     The discounted swap equivalent payments will equal the sum of:

     - the current value of the amount of principal that would have been payable by us at the stated maturity of the final payment of the principal of the debt securities redeemed. This calculation will take into account any required sinking fund payments, but will otherwise assume that we had not redeemed the debt security prior to the stated maturity, and

     - the sum of the current values of the fixed rate payments that leading interest rate swap dealers would require to be paid by an assumed fixed rate payer having the same credit standing as ours against floating rate payments to be made by these leading dealers equal to the interest payments on the debt securities being redeemed, taking into account any required sinking fund payments but otherwise assuming we had not redeemed the debt securities prior to the stated maturity, under a standard interest rate swap agreement having a notional principal amount equal to the principal amount of the debt securities, a termination date set at the stated maturity of the debt security and payment dates for both fixed and floating rate payers set at each interest payment date of the debt securities. The amount of the fixed rate payments will be based on quotations received by the trustee, or an agent appointed for that purpose, from four leading interest rate swap dealers or, if quotations from four leading interest rate swap dealers are not obtainable, three leading interest rate swap dealers.

     Notice of Redemption

     We will mail notice of any redemption of your debt securities at least 30 days but not more than 60 days before the redemption date to you at your registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or the portions called for redemption.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We will not consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, and no person may consolidate with or merge into us or convey, transfer or lease to us its properties and assets substantially as an entirety, unless:

     - if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor corporation is organized under the laws of the United States of America or any state or the District of Columbia, and the successor corporation expressly assumes our obligations relating to the debt securities,

     - immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default, and

     - other conditions described in the indenture are met.

     The general provisions of the indenture do not protect you against transactions, such as a highly leveraged transaction, that may adversely affect you.

LIMITATIONS UPON LIENS

     The indentures provide that neither we nor our subsidiaries may issue, assume or guarantee any indebtedness for money borrowed if the indebtedness is secured by a lien upon any of our principal property, any restricted subsidiaries, or on any shares of stock of any restricted subsidiary, whether the principal property or shares of stock are now owned or later acquired.

     General Exceptions

     The indentures permit us to incur secured debt if we provide that the debt securities will be secured equally and ratably with or in priority to the new secured indebtedness. We may also provide that our other indebtedness, including indebtedness guaranteed by us or the restricted subsidiary, will be secured equally with or in priority to the new secured indebtedness. Further, the restriction on incurring secured indebtedness will not apply to:

     - liens on property or shares of stock of any corporation existing at the time the corporation becomes a restricted subsidiary,

     - liens on property existing at the time it is acquired, or liens on property which secure the payment of the purchase price of the property, or liens on property which secure indebtedness incurred or guaranteed for the purpose of financing the purchase price of the property or the construction of that property, including improvements to existing property, which indebtedness is incurred or guaranteed within 180 days after the latest of the acquisition or completion of construction or commencement of operation of the property,

     - liens securing indebtedness owing by any restricted subsidiary to us or a wholly owned restricted subsidiary,

     - liens on the property of a corporation existing at the time the corporation is merged into or consolidated with us or a restricted subsidiary or at the time of a purchase, lease or other acquisition of the properties of a corporation or other person as an entirety or substantially as an entirety by us or a restricted subsidiary,

     - liens on our property or the property of a restricted subsidiary in favor of the United States of America or any State, agency, instrumentality or political subdivision of the United States of America, or in favor of any other country, or any political subdivision of that country, to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to those liens within 180 days after the latest of the acquisition, completion of construction or commencement of operation of that property, and

     - any extension, renewal or replacement of any lien referred to in the five preceding clauses.

     Exceptions for Specified Amount of Indebtedness

     We and one or more restricted subsidiaries may, without securing the debt securities, issue, assume or guarantee secured indebtedness which would otherwise be subject to the above restrictions, provided that after doing so the aggregate amount of this indebtedness does not exceed 10% of consolidated net tangible assets. In computing the aggregate amount of indebtedness outstanding for purposes of the previous sentence, indebtedness issued, assumed or guaranteed pursuant to the above clauses is not included.

     When we use the term "consolidated net tangible assets", we mean the total amount of assets, less applicable reserves and other properly deductible items, after deducting:

     - all current liabilities, excluding any liabilities which are by their terms extendible or renewable at the option of the obligor to a time more than 12 months after the time as of which the amount is being computed, and

     - all segregated goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of The Hartford Financial Services Group, Inc. and its consolidated subsidiaries and prepared in accordance with generally accepted accounting principles. Our subsidiaries include any corporation where more than 50% of its voting stock is owned by us or by another subsidiary.

     When we use the term "principal property", we mean all land, buildings, machinery and equipment, and leasehold interests and improvements relating to these items, which would be reflected on our consolidated balance sheet prepared in accordance with generally accepted accounting principles, excluding all tangible property located outside the United States of America and excluding any tangible property which, in the opinion of our board of directors set forth in a board resolution, is not material to us and our consolidated subsidiaries taken as a whole.

     When we use the term "restricted subsidiary", we mean any subsidiary which is incorporated under the laws of any state of the United States or of the District of Columbia, and which is a regulated insurance company principally engaged in one or more of the property, casualty and life insurance businesses. However, no subsidiary is a restricted subsidiary:

     - if the total assets of that subsidiary are less than 10% of our total assets and the total assets of our consolidated subsidiaries, including that subsidiary, in each case as set forth on the most recent fiscal year-end balance sheets of the subsidiary and us and our consolidated subsidiaries, respectively, and computed in accordance with generally accepted accounting principles, or

     - if in the judgment of our board of directors, as evidenced by a board resolution, the subsidiary is not material to the financial condition of us and our subsidiaries taken as a whole.

     As of the date of this prospectus, the following subsidiaries meet the definition of restricted subsidiaries: Hartford Fire, Hartford Life Insurance Company, Hartford Life and Accident Insurance Company and Hartford Life and Annuity Insurance Company.

MODIFICATION AND WAIVER

     Modification

     We and the trustee may modify and amend each indenture with the consent of the holders of a majority in aggregate principal amount of the series of debt securities affected. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

     - change the stated maturity of the principal of, or any installment of interest on, any outstanding debt security,

     - reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, or the amount of principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of, any outstanding debt security,

     - change the place of payment, or the coin or currency in which any outstanding debt security or the interest is payable,

     - impair your right to institute suit for the enforcement of any payment on or relating to any outstanding debt security after the stated maturity, or

     - change the amendment provisions of the indenture requiring the consent of the affected holders for waiver of compliance with the indenture or waiver of past defaults.

     Waiver

     The holders of a majority in principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive compliance by us with restrictive covenants of the indenture which relate to that series.

     The holders of not less than a majority in principal amount of the outstanding debt securities of a series may, on behalf of the holders of that series, generally waive any past default under the indenture relating to that series of debt securities. However, a default in the payment of the principal of, or any interest on, any debt security of that series or relating to a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected cannot be so waived.

EVENTS OF DEFAULT

     Under the terms of each indenture, each of the following constitutes an event of default for a series of debt securities:

     - default for 30 days in the payment of any interest when due,

     - default in the payment of principal, or premium, if any, at maturity,

     - default in the performance of any other covenant in the indenture for 60 days after written notice,

     - our bankruptcy, insolvency or reorganization,

     - acceleration or default in the payment of indebtedness for borrowed money in excess of $25,000,000, which has not been rescinded or annulled within 30 day after notice, or

     - any other event of default described in the applicable board resolution or supplemental indenture under which the series of debt securities is issued.

     We are required to furnish the trustee annually with a statement as to the fulfillment of our obligations under the indenture. Each indenture provides that the trustee may withhold notice to you of any default, except in respect of the payment of principal or interest on the debt securities, if it considers it in the interests of the holders of the debt securities to do so.

     Effect of an Event of Default

     If an event of default exists, the trustee or the holders of not less than 25% in principal amount of a series of debt securities may declare the principal amount, or, if the debt securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of the debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal will become immediately due and payable. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debt securities may, subject to conditions specified in the indenture, rescind and annul that declaration.

     Subject to the provisions of the indentures relating to the duties of the trustee, if an event of default then exists, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at your request, order or direction, unless you have offered to the trustee reasonable security or indemnity. Subject to the provisions for the security or indemnification of the trustee, the holders of a majority in principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting and proceeding for and remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series.

     Legal Proceedings and Enforcement of Right to Payment

     You will not have any right to institute any proceeding in connection with the indenture or for any remedy under the indenture, unless you have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series. In addition, the holders of at least 25% in principal amount of the outstanding debt securities must have made written request, and offered reasonable indemnity, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute right to receive payment of the principal of, premium, if any, and interest on that debt security on or after the due dates expressed in the debt security and to institute a suit for the enforcement of that payment.

SATISFACTION AND DISCHARGE

     Each indenture provides that when, among other things, all debt securities not previously delivered to the trustee for cancellation:

     - have become due and payable, or

     - will become due and payable at their stated maturity within one year and we deposit or cause to be deposited with the trustee, in trust, an amount in the currency or currencies in which the debt securities are payable sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest to the date of the deposit or to the stated maturity, as the case may be, then the indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the indenture. However, we will continue to be obligated to pay all other sums due under the indenture and to provide the officers' certificates and opinions of counsel described in the indenture.

DEFEASANCE

     Unless we state otherwise in the applicable prospectus supplement, each indenture provides that we will be deemed to have paid and discharged the entire indebtedness on all the debt securities of a series at any time prior to their stated maturity or redemption when:

     - we have irrevocably deposited or caused to be deposited with the trustee, in trust, either:

          - sufficient funds to pay and discharge the entire indebtedness on the debt securities for the principal, premium, if any, and interest to the stated maturity or any redemption date, or

          - the amount of U.S. government securities as will, in the written opinion of independent public accountants delivered to the trustee, together with predetermined and certain income to accrue, without consideration of any reinvestment, be sufficient to pay and discharge when due the entire indebtedness on the debt securities for principal, premium, if any, and interest to the stated maturity or any redemption date; and

     - we have paid or caused to be paid all other sums payable on the debt securities; and

     - we have delivered to the trustee an officer's certificate and an opinion of counsel to the effect that:

          - we have received from, or there has been published by, the Internal Revenue Service a ruling, or

          - since the date of execution of the applicable indenture, there has been a change in the applicable federal income tax law,

       in either case to the effect that the deposit and related defeasance would not cause you to recognize income, gain or loss for federal income tax purposes; and

     - we have delivered to the trustee an opinion of counsel that neither we nor the trust held by the trustee will immediately after the deposit just described be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940; and

     - we have delivered to the trustee the other officer's certificates and opinions of counsel as may be required by the indenture, each stating that all conditions precedent relating to the satisfaction and discharge of the entire indebtedness on all debt securities have been complied with.

     The subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest on any senior debt and that default is continuing or another event of default on the senior debt then exists and has resulted in the senior debt becoming or being declared due and payable prior to the date it would have become due and payable.

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

CONVERSION OR EXCHANGE

     We may convert or exchange the debt securities into common stock or other securities. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of common stock or other securities you would receive would be converted or exchanged.

SUBORDINATION UNDER THE SUBORDINATED INDENTURE

     In the subordinated indenture, we have agreed that any subordinated debt securities are subordinate and junior in right of payment to all senior debt to the extent provided in the subordinated indenture.

     Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with our insolvency or bankruptcy, the holders of senior debt will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior debt before the holders of subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest on the subordinated debt securities.

     If the maturity of any subordinated debt securities is accelerated, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the subordinated debt securities.

     We will not make any payments of principal of, premium, if any, or interest on the subordinated debt securities if:

     - a default in any payment on senior debt then exists,

     - an event of default on any senior debt resulting in the acceleration of its maturity then exists, or

     - any judicial proceeding is pending in connection with a default.

     When we use the term "debt" we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

     - every obligation of that person for money borrowed,

     - every obligation of that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

     - every reimbursement obligation of that person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of that person,

     - every obligation of that person issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business,

     - every capital lease obligation of that person, and

     - every obligation of the type referred to in the prior five clauses of another person and all dividends of another person the payment of which that person has guaranteed or is responsible or liable for, directly or indirectly, including as obligor.

     When we use the term "senior debt" we mean the principal of, premium, if any, and interest on debt, whether incurred on, prior to or after the date of the subordinated indenture, unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding states that those obligations are not superior in right of payment to the subordinated debt securities or to other debt which ranks equally with, or junior to, the subordinated debt securities. Interest on this senior debt includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to The Hartford

Financial Services Group, Inc., whether or not the claim for post-petition interest is allowed in that proceeding.

     However, senior debt will not include:

     - any debt of The Hartford Financial Services Group, Inc. which when incurred and without regard to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to The Hartford Financial Services Group, Inc.,

     - any debt of The Hartford Financial Services Group, Inc. to any of it subsidiaries,

     - debt to any employee of The Hartford Financial Services Group, Inc.,

     - any liability for taxes, and

     - indebtedness or monetary obligations to trade creditors or assumed by The Hartford Financial Services Group, Inc. or any of its subsidiaries in the ordinary course of business in connection with the obtaining of materials or services.

     We are a non-operating holding company, and most of our assets are owned by our subsidiaries. Accordingly, the debt securities will be effectively subordinated to all our existing and future liabilities, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries. You should rely only on our assets for payments of interest and principal and premium, if any. The payment of dividends by our insurance company subsidiaries, including Hartford Fire, is limited under the insurance holding company laws in the jurisdictions where those subsidiaries are domiciled. See "The Hartford Financial Services Group, Inc."

     The subordinated indenture does not limit the amount of additional senior debt that we may incur. We expect from time to time to incur additional senior debt.

     The subordinated indenture provides that we may change the subordination provisions relating to any particular issue of subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the subordinated debt securities.

GOVERNING LAW

     The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

CONCERNING THE TRUSTEES

     Each of the trustees acts as depositary for funds of, makes loans to, and performs other services for, us and our subsidiaries in the normal course of business.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

     We will issue the junior subordinated debentures in one or more series under a junior subordinated indenture, as supplemented from time to time, between us and Wilmington Trust Company, as debenture trustee.

     The following description of the terms of the junior subordinated debentures is a summary. It summarizes only those terms of the junior subordinated debentures which we believe will be most important to your decision to invest in our junior subordinated debentures. You should keep in mind, however, that it is the junior subordinated indenture, and not this summary, which defines your rights as a holder of our junior subordinated debentures. There may be other provisions in the junior subordinated indenture which are also important to you. You should read the junior subordinated indenture for a full description of the terms of the junior subordinated debentures. The form of the junior subordinated indenture is filed as an exhibit to the Registration Agreement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the junior subordinated indenture.

RANKING OF THE JUNIOR SUBORDINATED DEBENTURES

     Each series of junior subordinated debentures will rank equally with all other series of junior subordinated debentures, and will be unsecured and subordinate and junior in right of payment, as described in the junior subordinated indenture, to all of our senior debt. See "-- Subordination."

     As a non-operating holding company, most of our operating assets and the assets of our consolidated subsidiaries are owned by our subsidiaries. We rely primarily on dividends from our subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries. You should rely only on our assets for payments on the junior subordinated debentures. The payment of dividends by our insurance company subsidiaries, including Hartford Fire, is limited under the insurance holding company laws in which those subsidiaries are domiciled. See "The Hartford Financial Services Group, Inc."

     Unless we state otherwise in the applicable prospectus supplement, the junior subordinated indenture does not limit us from incurring or issuing other secured or unsecured debt under the junior subordinated indenture or any other indenture that we may have entered into or enter into in the future. See
"-- Subordination" and the prospectus supplement relating to any offering of securities.

TERMS OF THE JUNIOR SUBORDINATED DEBENTURES

     We may issue the junior subordinated debentures in one or more series through an indenture that supplements the junior subordinated indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

     You should refer to the applicable prospectus supplement for the specific terms of the junior subordinated debentures. These may include:

     - the title and any limit upon the aggregate principal amount,

     - the date(s) on which the principal is payable or the method of determining those date(s),

     - the interest rate(s) or the method of determining these interest rate(s),

     - the date(s) on which interest will be payable or the method of determining these date(s),

     - the circumstances in which interest may be deferred, if any,

     - the regular record date or the method of determining this date,

     - the place or places where we may pay principal, premium, if any, and interest,

     - conversion or exchange provisions, if any,

     - the redemption or early payment provisions,

     - the authorized denominations,

     - the currency, currencies or currency units in which we may pay the purchase price for, the principal of, premium, if any, and interest on the junior subordinated debentures,

     - additions to or changes in the events of default or any changes in any of our covenants specified in the junior subordinated indenture,

     - any index or indices used to determine the amount of payments of principal and premium, if any, or the method of determining these amounts,

     - whether a temporary global security will be issued and the terms upon which you may exchange a temporary global security for definitive junior subordinated debt securities,

     - whether we will issue the junior subordinated debt securities in whole or in part in the form of one or more global securities,

     - the terms and conditions of any obligation or right we would have to convert or exchange the junior subordinated debentures into preferred securities or other securities, and

     - additional terms not inconsistent with the provisions of the junior subordinated indenture.

SPECIAL PAYMENT TERMS OF THE JUNIOR SUBORDINATED DEBENTURES

     We may issue junior subordinated debentures at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. We will describe United States Federal income tax consequences and special considerations relating to any junior subordinated debentures in the applicable prospectus supplement.

     The purchase price of any of the junior subordinated debentures may be payable in one or more foreign currencies or currency units. The junior subordinated debentures may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any junior subordinated debentures may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, federal income tax considerations, specific terms and other information relating to the junior subordinated debentures and the foreign currency units in the applicable prospectus supplement.

     If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of junior subordinated debentures, we will also describe special federal income tax, accounting and other considerations relating to the junior subordinated debentures in the applicable prospectus supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

     Unless we state otherwise in the applicable prospectus supplement, we will issue the junior subordinated debentures only in registered form without coupons in denominations of $25 and any integral multiple of $25. Junior subordinated debentures of any series will be exchangeable for other junior subordinated debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

     You may present junior subordinated debentures for exchange as described above, or for registration of transfer, at the office of the securities registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you must pay any taxes and other governmental charges as described in the indenture. We will appoint the trustees as securities registrars under the indentures. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We must maintain a transfer agent in each place of payment. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

     If we redeem any junior subordinated debentures, neither we nor the debenture trustee will be required to:

     - issue, register the transfer of, or exchange junior subordinated debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the junior subordinated debentures and ending at the close of business on the day of mailing of the relevant notice of redemption, or

     - transfer or exchange any junior subordinated debentures selected for redemption, except for any portion not redeemed of any junior subordinated debenture that is being redeemed in part.

GLOBAL JUNIOR SUBORDINATED DEBENTURES

     We may issue a series of junior subordinated debentures in the form of one or more global junior subordinated debentures. We will identify the depositary holding the global junior subordinated debentures in the applicable prospectus supplement. We will issue global junior subordinated debentures only in fully registered form and in either temporary or permanent form. Unless it is exchanged for an individual junior subordinated debenture, a global junior subordinated debenture may not be transferred except:

     - by the depositary to its nominee,

     - by a nominee of the depositary to the depositary or another nominee, or

     - by the depositary or any nominee to a successor depositary, or any nominee of the successor.

     We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

     Beneficial Interests in a Global Junior Subordinated Debenture

     If we issue a global junior subordinated debenture, the depositary for the global junior subordinated debenture or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual junior subordinated debentures represented by the global junior subordinated debenture to the accounts of persons that have accounts with it. We refer to those persons as "participants" in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the junior subordinated debentures, or by us if the junior subordinated debentures are offered and sold directly by us. Ownership of beneficial interests in a global junior subordinated debenture will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global junior subordinated debenture will be shown on, and effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global junior subordinated debenture.

     So long as the depositary or its nominee is the registered owner of the global junior subordinated debenture, the depositary or the nominee will be considered the sole owner or holder of the junior subordinated debentures represented by the global junior subordinated debenture for all purposes under the junior subordinated indenture. Except as provided below, you:

     - will not be entitled to have any of the individual junior subordinated debentures represented by the global junior subordinated debenture registered in your name,

     - will not receive or be entitled to receive physical delivery of any junior subordinated debentures in definitive form, and

     - will not be considered the owner or holder of the junior subordinated debenture under the junior subordinated indenture.

     Payments of Principal, Premium and Interest

     We will make principal, premium and interest payments on global junior subordinated debentures to the depositary that is the registered holder of the global junior subordinated debenture or its nominee. The depositary for the junior subordinated debentures will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global junior subordinated debenture and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

     We expect that the depositary or its nominee, upon receipt of principal, premium or interest payments, immediately will credit participants' accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global junior subordinated debenture as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global junior subordinated debenture held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of those participants.

     Issuance of Individual Junior Subordinated Debentures

     Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of junior subordinated debentures is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual junior subordinated debentures in exchange for the global junior subordinated debenture. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the junior subordinated debentures, determine not to have any junior subordinated debentures represented by one or more global junior subordinated debentures. If that occurs, we will issue individual junior subordinated debentures in exchange for the global junior subordinated debenture.

     Further, we may specify that you may, on terms acceptable to us, the debenture trustee and the depositary for the global junior subordinated debenture, receive individual junior subordinated debentures in exchange for your beneficial interest in a global junior subordinated debenture, subject to any limitations described in the prospectus supplement relating to the junior subordinated debentures. In that instance, you will be entitled to physical delivery of individual junior subordinated debentures equal in principal amount to that beneficial interest and to have the junior subordinated debentures registered in your name. Unless we otherwise specify, those individual junior subordinated debentures will be issued in denominations of $25 and integral multiples of $25.

PAYMENT AND PAYING AGENTS

     Unless we state otherwise in the applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your junior subordinated debentures at the office of the debenture trustee in the City of New York or at the office of any paying agent that we may designate. In addition, we may pay interest:

     - except in the case of global junior subordinated debentures, by check mailed to the address of the person entitled to the payment that appears in the securities register, or

     - by transfer to an account maintained by the person entitled to the payment as specified in the securities register.

     Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on junior subordinated debentures to the registered owner of the junior subordinated debenture at the close of business on the regular record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the junior subordinated debentures.

     Any moneys deposited with the debenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any junior subordinated debenture that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

REDEMPTION

     Unless we state otherwise in the applicable prospectus supplement, junior subordinated debentures will not be subject to any sinking fund.

     We may, at our option, redeem any series of junior subordinated debentures on any interest payment date in whole or in part. We may redeem junior subordinated debentures in denominations larger than $25 but only in integral multiples of $25.

     Redemption Price

     Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any junior subordinated debenture redeemed will equal any accrued and unpaid interest to the redemption date, plus the greater of:

     - the principal amount, and

     - an amount equal to:

          - for junior subordinated debentures bearing interest at a fixed rate, the discounted remaining fixed amount payments, calculated as described below, or

          - for junior subordinated debentures bearing interest determined by reference to a floating rate, the discounted swap equivalent payments, calculated as described below, to determine any redemption premium based upon the value of interest payable on an equivalent fixed rate junior subordinated debenture.

     The discounted remaining fixed amount payments will equal the sum of the current values of the amounts of interest and principal that would have been payable by us on each interest payment date after the redemption date and at stated maturity of the final payment of principal. This calculation will take into account any required sinking fund payments, but will otherwise assume that we have not redeemed the junior subordinated debenture prior to the stated maturity.

     The current value of any amount is the present value of that amount on the redemption date after discounting that amount on a monthly, quarterly or semiannual basis, whichever corresponds to the interest payment date periods of the related series of junior subordinated debentures, from the originally scheduled date for payment. We will use the treasury rate to calculate this present value.

     The treasury rate is a per annum rate, expressed as a decimal and, in the case of United States Treasury bills, converted to a per annum yield, determined on the redemption date to be the per annum rate equal to the semiannual bond equivalent yield to maturity, adjusted to reflect monthly or quarterly compounding in the case of junior subordinated debentures having monthly or quarterly interest payment dates for United States Treasury securities maturing at the stated maturity of the final payment of principal of the junior subordinated debentures redeemed. We will determine this rate by reference to the weekly average yield to maturity for United States Treasury securities maturing on that stated maturity if reported in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve. If no such securities mature at the stated maturity, we will determine the rate by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (1) one maturing as close as possible to, but earlier than, the stated maturity and (2) the other maturing as close as possible to, but later than, the stated maturity, in each case as published in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve.

     The discounted swap equivalent payments will equal the sum of:

     - the current value of the amount of principal that would have been payable by us pursuant to the terms of the junior subordinated debenture at the stated maturity of the final payment of the principal of the junior subordinated debentures. This calculation will take into account any required sinking fund payments but will otherwise assume that we had not redeemed the junior subordinated debenture prior to the stated maturity, and

     - the sum of the current values of the fixed rate payments that leading interest rate swap dealers would require to be paid by an assumed fixed rate payer having the same credit standing as ours against floating rate payments to be made by these leading dealers equal to the interest payments on the junior subordinated debentures being redeemed, taking into account any required sinking fund payment, but otherwise assuming we had not redeemed the junior subordinated debenture prior to the stated maturity, under a standard interest rate swap agreement having a notional principal amount equal to the principal amount of the junior subordinated debentures, a termination date set at the stated maturity of the junior subordinated debentures and payment dates for both fixed and floating rate payers set at each interest payment date of the junior subordinated debentures. The amount of the fixed rate payments will be based on quotations received by the trustee, or an agent appointed for that purpose, from four leading interest rate swap dealers or, if quotations from four leading interest rate swap dealers are not obtainable, three leading interest rate swap dealers.

     Debenture Tax Event Redemption

     Unless we state otherwise in the applicable prospectus supplement, if a debenture tax event relating to a series of junior subordinated debentures then exists, we may, at our option, redeem the series of junior subordinated debentures in whole, but not in part, on any interest payment date within 90 days of the debenture tax event occurring. The redemption price will equal the principal amount of the junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption.

     A "debenture tax event" occurs when we receive an opinion of counsel experienced in these matters to the effect that, as a result of any amendment to, or change, including any announced prospective change in, the laws or regulations of the United States or any political subdivision or taxing authority affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or pronouncement or decision is announced on or after the date we issue the applicable series of junior subordinated debentures, there is more than an insubstantial risk that interest payable by us on the series of junior subordinated debentures is not, or within 90 days of that date, will not be, deductible, in whole or in part, for United States federal income tax purposes.

     Notice of Redemption

     We will mail notice of any redemption of your junior subordinated debentures at least 30 days but not more than 60 days before the redemption date to you at your registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or the portions called for redemption.

OPTION TO EXTEND INTEREST PAYMENT DATE

     If provided in the applicable prospectus supplement, we will have the right during the term of any series of junior subordinated debentures to extend the interest payment period for a specified number of interest payment periods, subject to the terms, conditions and covenants specified in the prospectus supplement. However, we may not extend these interest payments beyond the maturity of the junior subordinated debentures. We will describe the federal income tax consequences and special considerations relating to any junior subordinated debentures in the applicable prospectus supplement.

     If we exercise this right, during the extension period we and our subsidiaries may not:

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment on, any of our capital stock, or

     - make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the junior subordinated debentures or make any related guarantee payments, other than:

     - dividends or distributions solely in our common stock,

     - redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of these rights in the future, and

     - payments under any guarantee.

MODIFICATION OF INDENTURE

     We and the debenture trustee may, without the consent of the holders of junior subordinated debentures, amend, waive or supplement the junior subordinated indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies. However, no action may materially adversely affect the interests of holders of any series of junior subordinated debentures or, in the case of corresponding junior subordinated debentures, the holders of the corresponding series of preferred securities so long as they remain outstanding. We may also amend the junior subordinated indenture to maintain the qualification of the indenture under the Trust Indenture Act.

     We and the debenture trustee may, with the consent of the holders of not less than a majority in principal amount of the series of junior subordinated debentures affected, modify the junior subordinated indenture in a manner affecting the rights of the holders of junior subordinated debentures. However, no modification may, without the consent of the holder of each outstanding junior subordinated debenture affected:

     - change the stated maturity of the junior subordinated debentures,

     - reduce the principal amount of the junior subordinated debentures,

     - reduce the rate or extend the time of payment of interest on the junior subordinated debentures, or

     - reduce the percentage of principal amount of the junior subordinated debentures, the holders of which are required to consent to the modification of the junior subordinated indenture.

     In the case of corresponding junior subordinated debentures, so long as any of the corresponding series of preferred securities remain outstanding:

     - no such modification may be made that adversely affects the holders of the preferred securities,

     - no termination of the junior subordinated indenture may occur, and

     - no waiver of any debenture event of default or compliance with any covenant under the junior subordinated indenture may be effective,

without the prior consent of the holders of at least a majority of the aggregate liquidation preference of the preferred securities unless the principal of the corresponding junior subordinated debentures and all accrued and unpaid interest on the corresponding junior subordinated debentures have been paid in full and other conditions are satisfied.

     In addition, we and the debenture trustee may execute, without your consent, any supplemental indenture for the purpose of creating any new series of junior subordinated debentures.

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

DEBENTURE EVENTS OF DEFAULT

     Under the terms of the junior subordinated indenture, each of the following constitutes a debenture event of default for a series of junior subordinated debentures:

     - failure for 30 days to pay any interest on the series of junior subordinated debentures when due, subject to the deferral of any due date in the case of an extension period,

     - failure to pay any principal or premium, if any, on the series of junior subordinated debentures when due, including at maturity, upon redemption or by declaration,

     - failure to observe or perform in any material respect specified other covenants contained in the indenture for 90 days after written notice from the debenture trustee or the holders of at least 25% in principal amount of the relevant series of outstanding junior subordinated debentures, or

     - our bankruptcy, insolvency or reorganization.

     Effect of Event of Default

     The holders of a majority in outstanding principal amount of the series of junior subordinated debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee. The debenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the series of junior subordinated debentures may declare the principal due and payable immediately upon a debenture event of default. In the case of corresponding junior subordinated debentures, if the debenture trustee or the holders of the corresponding junior subordinated debentures fail to make this declaration, the holders of at least 25% in aggregate liquidation preference of the corresponding series of preferred securities will have that right.

     Waiver of Event of Default

     The holders of a majority in aggregate outstanding principal amount of the series of junior subordinated debentures may annul the declaration and waive the default if:

     - the default is other than our non-payment of the principal of the junior subordinated debentures which has become due solely by such acceleration,

     - the default has been cured, and

     - we have deposited with the debenture trustee a sum sufficient to pay all matured installments of interest and principal due other than by acceleration.

     The holders of a majority in outstanding principal amount of the junior subordinated debentures affected by the default may, on behalf of the holders of all the junior subordinated debentures, waive any past default, except:

     - a default in the payment of principal or interest, unless the default has been cured and we have deposited with the debenture trustee a sum sufficient to pay all matured installments of interest and principal due other than by acceleration, or

     - a default relating to a covenant or provision which under the junior subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture.

     We are required under the junior subordinated indenture to file annually with the junior subordinated indenture trustee a certificate of compliance.

     If a debenture event of default then exists as to a series of corresponding junior subordinated debentures, the property trustee will have the right to declare the principal of and the interest on the corresponding junior subordinated debentures, and any other amounts payable under the indenture, to be due and payable and to enforce its other rights as a creditor in connection with the corresponding junior subordinated debentures.

     Direct Actions by Preferred Securityholders

     If a debenture event of default is attributable to our failure to pay interest or principal on the corresponding junior subordinated debentures on the date the interest or principal is payable, you, as a holder of preferred securities, may institute a legal proceeding directly against us, which we refer to in this prospectus as a "direct action," for enforcement of payment to you of the principal of or interest on the corresponding junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of your related preferred securities.

     We may not amend the junior subordinated indenture to remove the right to bring a direct action without the prior written consent of the holders of all of the preferred securities. If the right to bring a direct action is removed, the applicable issue may become subject to the reporting obligations under the Securities Exchange Act of 1934. We have the right under the junior subordinated indenture to set-off any payment made to you as a holder of preferred securities by us in connection with a direct action. You will not be able to exercise directly any other remedy available to holders of the corresponding junior subordinated debentures.

     You will not be able to exercise directly any remedies other than those described in the preceding paragraph available to holders of the junior subordinated debentures unless there has been an event of default under the trust agreement.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     We will not consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, and no person will consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

     - if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor corporation is organized under the laws of the United States or any state or the District of Columbia, and the successor corporation expressly assumes our obligations relating to the junior subordinated debentures,

     - immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default,

     - in the case of corresponding junior subordinated debentures, the transaction is permitted under the related trust agreement or guarantee and does not give rise to any breach or violation of the related trust agreement or guarantee, and

     - other conditions described in the junior subordinated indenture are met.

     The general provisions of the junior subordinated indenture do not protect you against transactions, such as a highly leveraged transaction, that may adversely affect you.

SATISFACTION AND DISCHARGE

     The junior subordinated indenture provides that when, among other things, all junior subordinated debentures not previously delivered to the debenture trustee for cancellation:

     - have become due and payable, or

     - will become due and payable at their stated maturity within one year, and we deposit or cause to be deposited with the debenture trustee, in trust, an amount in the currency or currencies in which the junior subordinated debentures are payable sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the debenture trustee for cancellation, for the principal, premium, if any, and interest on the date of the deposit or to the stated maturity, as the case may be, then the junior subordinated indenture will cease to be of further effect and we will be deemed to have satisfied and discharged the indenture. However, we will continue to be obligated to pay all other sums due under the junior subordinated indenture and to provide the officers' certificates and opinions of counsel described in the junior subordinated indenture.

CONVERSION OR EXCHANGE

     We may convert or exchange the junior subordinated debentures into preferred securities or other securities. If so, we will describe the specific terms on which junior subordinated debentures may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the preferred securities you would receive would be converted or exchanged.

SUBORDINATION

     In the junior subordinated indenture, we have agreed that any junior subordinated debentures will be subordinate and junior in right of payment to all senior debt to the extent provided in the junior subordinated indenture.

     Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with our insolvency or bankruptcy, the holders of senior debt will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior debt before the holders of junior subordinated debentures or, in the case of corresponding junior subordinated debentures, the property trustee on behalf of the holders, will be entitled to receive or retain any payment of the principal, premium, if any, or interest on the junior subordinated debentures.

     If the maturity of any junior subordinated debentures is accelerated, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the junior subordinated debentures.

     We will not make any payments of principal of, premium, if any, or interest on the junior subordinated debentures if:

     - a default in any payment on senior debt then exists,

     - an event of default on any senior debt resulting in the acceleration of its maturity then exists, or

     - any judicial proceeding is pending in connection with a default.

     When we use the term "debt", we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

     - every obligation of that person for money borrowed,

     - every obligation of that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

     - every reimbursement obligation of that person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the person,

     - every obligation of that person issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business,

     - every capital lease obligation of that person, and

     - every obligation of the type referred to in the prior five clauses of another person and all dividends of another person the payment of which the person has guaranteed or is responsible or liable for, directly or indirectly, including as obligor.

     When we use the term "senior debt" we mean the principal, premium, if any, and interest on debt, whether incurred on, prior to or after the date of the junior subordinated indenture, unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding states that those obligations are not superior in right of payment to the junior subordinated debentures or to other debt which ranks equally with, or junior to, the junior subordinated debentures. Interest on this senior debt includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to The Hartford Financial Services Group, Inc., whether or not the claim for post-petition interest is allowed in that proceeding.

     However, senior debt will not include:

     - any debt of The Hartford Financial Services Group, Inc. which when incurred and without regard to any election under Section 1111(b) of the Bankruptcy code, was without recourse to The Hartford Financial Services Group, Inc.,

     - any debt of The Hartford Financial Services Group, Inc. to any of its subsidiaries,

     - debt to any employee of The Hartford Financial Services Group, Inc.,

     - any liability for taxes,

     - indebtedness or monetary obligations to trade creditors or assumed by The Hartford Financial Services Group, Inc. or any of its subsidiaries in the ordinary course of business in connection with the obtaining of materials or services, and

     - any other junior subordinated debentures issued pursuant to the junior subordinated indenture.

     We are a non-operating holding company, and most of our assets are owned by our subsidiaries. Accordingly, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries. You should rely only on our assets for payments of interest and principal and premium, if any. The payment of dividends by our insurance company subsidiaries, including Hartford Fire, is limited under the insurance holding company laws in the jurisdictions where those subsidiaries are domiciled. See "The Hartford Financial Services Group, Inc."

     The junior subordinated indenture does not limit the amount of additional senior debt that we may incur. We expect from time to time to incur additional senior debt.

     The indenture provides that we may change the subordination provisions relating to any particular issue of junior subordinated debentures prior to issuance. We will describe any change in the prospectus supplement relating to the junior subordinated debentures.

GOVERNING LAW

     The junior subordinated indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The debenture trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Subject to those provisions, the debenture trustee is not required to exercise any of its powers under the junior subordinated indenture at your request, unless you offer reasonable indemnity against the costs, expenses and liabilities which the trustee might incur. The debenture trustee is not required to expend or risk its own funds or incur personal financial liability in performing its duties if the debenture trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

                        DESCRIPTION OF CAPITAL STOCK OF
                  THE HARTFORD FINANCIAL SERVICES GROUP, INC.

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

     Our Restated Certificate of Incorporation provides that our authorized capital stock is 450,000,000 shares. These shares consist of:

     - 50,000,000 shares of preferred stock, par value $.01 per share, of which 300,000 shares were designated as Series A Participating Cumulative Preferred Stock; and

     - 400,000,000 shares of common stock, par value $.01 per share.

     As of December 31, 2000, we had 226,290,261 outstanding shares of common stock. Holders of common stock have received a right entitling them, when the right becomes exercisable, to purchase shares of Series A Participating Cumulative Preferred Stock. See "-- Rights Agreement." No shares of preferred stock are currently outstanding.

     No holders of any class of our capital stock are entitled to preemptive rights.

     In general, the classes of authorized capital stock are afforded preferences in relation to dividends and liquidation rights in the order listed above. Our board of directors is empowered, without approval of our stockholders, to cause the preferred stock to be issued in one or more series, with the numbers of shares of each series and the rights, preferences and limitations of each series to be determined by it. The specific matters that may be determined by our board of directors include the dividend rights, voting rights, redemption rights, liquidation preferences, if any, conversion and exchange rights, retirement and sinking fund provisions and other rights, qualifications, limitations and restrictions of any wholly unissued series of preferred stock, or of the entire class of preferred stock if none of the shares have been issued, the number of shares constituting that series and the terms and conditions of the issue of the shares.

     The following description of our capital stock is a summary. It summarizes only those aspects of our capital stock which we believe will be most important to your decision to invest in our capital stock. You should keep in mind, however, that it is our Restated Certificate of Incorporation and our By-laws, and not this summary, which defines your rights as a securityholder. There may be other provisions in these documents which are also important to you. You should read these documents for a full description of the terms of our capital stock. Our Restated Certificate of Incorporation and our By-Laws are incorporated by reference as exhibits to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

COMMON STOCK

     Subject to any preferential rights of any preferred stock created by our board of directors, as a holder of our common stock you are entitled to dividends as our board of directors may declare from time to time out of funds that we can legally use to pay dividends. The holders of common stock possess exclusive voting rights, except to the extent our board of directors specifies voting power for any preferred stock that is issued.

     As a holder of our common stock, you are entitled to one vote for each share of common stock and do not have any right to cumulate votes in the election of directors. In the event of our liquidation, dissolution or winding-up, you will be entitled to receive on a proportionate basis any assets remaining after provision for payment of creditors and after payment of any liquidation preferences to holders of preferred stock. Our common stock is listed on the New York Stock Exchange under the symbol "HIG".

     The transfer agent and registrar for our common stock is The Bank of New York.

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

PREFERRED STOCK

     We will describe the particular terms of any series of preferred stock in the prospectus supplement relating to the offering.

     We will fix or designate the rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption, retirement and sinking fund provisions and liquidation preferences, if any, of a series of preferred stock through a certificate of designation adopted by our board of directors or a duly authorized committee of our board of directors. We will describe the terms, if any, on which shares of any series of preferred stock are convertible or exchangeable into common stock in the prospectus supplement relating to the offering. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the shares of common stock that you will receive as a holder of preferred stock would be converted or exchanged.

     On October 10, 1995, our board of directors declared a dividend of rights to holders of record of our common stock outstanding as of the close of business on December 19, 1995. When those rights become exercisable, holders of the rights will be entitled to purchase shares of Series A Participating Cumulative Preferred Stock. See "-- Rights Agreement."

DEPOSITARY SHARES

     General Terms

     We may elect to offer depositary shares representing receipts for fractional interests in preferred stock, rather than full shares of preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

     We will deposit the shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in a prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share, including dividend, voting, redemption, subscription and liquidation rights.

     The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement which we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement which are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement is filed as an exhibit to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the deposit agreement.

     Dividends and Other Distributions

     The depositary will distribute all cash dividends or other cash distributions received on the preferred stock to you in proportion to the number of depositary shares that you own.

     In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to you.

     Redemption of Depositary Shares

     If we redeem a series of preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable in relation to the series of preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

     Voting the Preferred Stock

     Upon receipt of notice of any meeting at which you are entitled to vote, the depositary will mail to you the information contained in that notice of meeting. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to vote the amount of the preferred stock represented by that holder's depositary shares. The record date for the depositary shares will be the same date as the record date for the preferred stock. The depositary will endeavor, to the extent practicable, to vote the amount of the preferred stock represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock if it does not receive specific instructions from you.

     Amendment and Termination of the Deposit Agreement

     We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

     The deposit agreement will terminate if:

     - all outstanding depositary shares have been redeemed, or

     - there has been a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding up and the distribution has been distributed to you.

     Resignation and Removal of Depositary

     The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

     Charges of Depositary

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and issuance of depositary receipts, all withdrawals of shares of preferred stock by you and any redemption of the preferred stock. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

     Miscellaneous

     The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of preferred stock.

     Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary's gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, you or other persons believed to be competent and on documents we and the depositary believe to be genuine.

PROVISIONS OF OUR RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS THAT MAY DELAY OR MAKE MORE DIFFICULT UNSOLICITED ACQUISITIONS OR CHANGES OF OUR CONTROL

     Some provisions of our Restated Certificate of Incorporation and By-laws may delay or make more difficult unsolicited acquisitions or changes of our control. We believe that these provisions will enable us to develop our business in a manner that will foster long-term growth without disruption caused by the threat of a takeover not thought by our board of directors to be in our best interests and the best interests of our shareholders.

     Those provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of our company, although the proposals, if made, might be considered desirable by a majority of our shareholders. Those provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors.

     These provisions include:

     - the availability of capital stock for issuance from time to time at the discretion of our board of directors (see "-- Authorized and Outstanding Capital Stock" and "-- Preferred Stock"),

     - prohibitions against shareholders calling a special meeting of shareholders or acting by written consent instead of a meeting,

     - requirements for advance notice for raising business or making nominations at shareholders' meetings, and

     - the ability of our board of directors to increase the size of the board and to appoint directors to fill newly created directorships.

     No Shareholder Action by Written Consent; Special Meetings

     Our Restated Certificate of Incorporation and By-laws provide that shareholder action can be taken only at an annual or special meeting and cannot be taken by written consent instead of a meeting. Our Restated Certificate of Incorporation and By-laws also provide that special meetings of shareholders can be called only by the chairman of our board of directors or by a vote of the majority of the entire board of directors. Furthermore, our By-laws provide that only such business as is specified in the notice of any special meeting of shareholders may come before the meeting.

     Advance Notice for Raising Business or Making Nominations at Meetings

     Our By-laws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of shareholders and for nominations by shareholders of candidates for election as directors at an annual or special meeting at which directors are to be elected. The only business that may be conducted at an annual meeting of shareholders is business that has been brought before the meeting by, or at the direction of, the board of directors, or by a shareholder who has given to the secretary of the company timely written notice, in proper form, of the shareholder's intention to bring that business before the meeting. The chairman of the meeting will have the authority to make these determinations. Only persons who are nominated by, or at the direction of, the board of directors, or who are nominated by a shareholder who has given timely written notice, in proper form, to the secretary prior to a meeting at which directors are to be elected will be eligible for election as directors.

     To be timely, notice of business to be brought before an annual meeting or nominations of candidates for election as directors at an annual meeting must be received by the company's secretary not later than 90 days prior to the anniversary date for the immediately preceding annual meeting, or not more than 10 days after the first public disclosure of the originally scheduled date of the annual meeting, whichever is earlier.

     Similarly, notice of nominations to be brought before a special meeting of shareholders for the election of directors must be delivered to the secretary no later than the close of business on the seventh day following the day on which notice of the date of the special meeting of shareholders is given.

     The notice of any nomination for election as a director is required to state:

     - the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated,

     - a representation that the shareholder is a holder of record of stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice,

     - a description of all arrangements or understandings relating to the nomination between the shareholder and each nominee and any other person or persons, naming those persons, all other information regarding each nominee proposed by the shareholder that would have been required to be included in a proxy statement filed under the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by our board of directors, and

     - the consent of each nominee to serve as a director if so elected.

     Number of Directors; Filling of Vacancies

     Our Restated Certificate of Incorporation and By-laws provide that newly created directorships resulting from any increase in the authorized number of directors, or any vacancy, may be filled by a vote of a majority of directors then in office, subject to the requirement in the By-laws that the majority of directors holding office immediately after the election must be "independent directors," as defined in the By-laws. Accordingly, our board of directors may be able to prevent any shareholder from obtaining majority representation on the board of directors by increasing the size of the board and filling the newly created directorships with its own nominees.

RIGHTS AGREEMENT

     The Hartford Financial Services Group, Inc. Rights

     On October 10, 1995, our board of directors declared a dividend of one right for each share of common stock outstanding as of the close of business on December 19, 1995, with respect to common stock issued after that date until the distribution date, and, in certain circumstances, with respect to common stock issued after the distribution date.

     On May 21, 1998, our board of directors declared a two-for-one stock split effected in the form of a 100% stock dividend distributed on July 15, 1998 to stockholders of record as of June 24, 1998. Before our board of directors declared the two-for-one stock split, the rights entitled the registered holder to purchase from us, when it became exercisable, one one-thousandth (1/1000th) of a share of Series A Participating Cumulative Preferred Stock, at a price of $2.20 for each right, subject to adjustment in specific circumstances. As a result of the stock split, the terms of the rights were adjusted so that the holder of a right may purchase from us, when it becomes exercisable, one-five hundredth (1/500th) of a share of Series A Participating Cumulative Preferred Stock, at a price of $1.10 for each right, subject to adjustment in specific circumstances.

     Each right is subject to redemption at a price of $.005 per share. The terms of the rights are described in the rights agreement, dated as of November 1, 1995, between us and The Bank of New York, as rights agent. The rights will not be exercisable until the distribution date and will expire on November 1, 2005, unless earlier redeemed by us as described below. Until a right is exercised, the holder of the right will not as a result of holding that right have rights as a shareholder of our company including the right to vote or to receive dividends with respect to the rights or the Series A Participating Cumulative Preferred Stock relating to the right.

     The following description of the terms of the rights is a summary. It summarizes only those terms of the rights which we believe will be most important to your decision to invest in our common stock. You should keep in mind, however, that it is the rights agreement, and not this summary, which defines your rights as a holder of our rights. There may be other provisions in the rights agreement which are also important to you. You should read the rights agreement for a full description of the terms of the rights. The rights agreement is filed as an exhibit to the Registration Agreement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the rights agreement.

     Distribution Date

     Under the rights agreement, the distribution date is the earlier of:

     - the time that we learn that a person or group, including any affiliate or associate of the person or group, has acquired, or has obtained the right to acquire, beneficial ownership of more than 15% of the outstanding shares of our common stock (we refer to that person or group as an "acquiring person"), unless provisions preventing accidental triggering of the distribution of the rights apply, and

     - the close of business on the date, if any, that may be designated by our board of directors following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer for more than 15% or more of the outstanding shares of our common stock.

     A person or group, or any affiliate or associate of the person or group, however, that inadvertently acquires more than 15% of the outstanding shares of our common stock will not be deemed to be an acquiring person provided that person or group reduces its percentage of beneficial ownership to less than 15% of the outstanding shares of our common stock by the close of business on the fifth business day after notice from us that that person's or group's ownership interest exceeds 15% of the outstanding shares of our common stock. That person or group will be deemed to be an acquiring person at the end of that five business day period absent such reduction.

     Evidence of Rights

     Until the distribution date, the rights will be evidenced by the certificates for common stock rather than separate right certificates. Therefore, from the issuance date until the distribution date, you will be able to transfer the rights only with the common stock and each transfer of common stock will also transfer the associated rights. As soon as practicable following the distribution date, we will mail separate certificates evidencing the rights to holders of record of the common stock as of the close of business on the distribution date, and to each initial record holder of common stock originally issued after the distribution date. These separate certificates alone will then evidence the rights.

     Adjustments

     The number of Series A Participating Cumulative Preferred Stock or other securities that we will issue upon exercise of the rights, the purchase price, the redemption price and the number of rights associated with each share of common stock are all subject to adjustment from time to time if there is any change in the common stock or the Series A Participating Cumulative Preferred Stock. An adjustment may be made as a result of stock dividends, stock splits, recapitalizations, mergers, consolidations,

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combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization or any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of common stock or Series A Participating Cumulative Preferred Stock.

     We may, but we are not required to, issue fractions of rights or distribute right certificates which evidence fractional rights. Instead of issuing fractional rights, we may make a cash payment based on the market price of those rights. In addition, we may, but we are not required to, issue fractions of shares upon the exercise of the rights or distribute certificates which evidence fractional Series A Participating Cumulative Preferred Stock. Instead of fractional Series A Participating Cumulative Preferred Stock, we may utilize a depositary arrangement as provided by the terms of the Series A Participating Cumulative Preferred Stock and, for fractions other than one-five hundredth (1/500th) of a Series A Participating Cumulative Preferred Stock or integral multiples, may make a cash payment based on the market price of those shares.

     Triggering Event and Effect of Triggering Event

     Any time there is an acquiring person, the rights will entitle you, provided you are not the acquiring person, to purchase, for the purchase price of the rights, that number of one-five hundredth (1/500th) of a Series A Participating Cumulative Preferred Stock equivalent to the number of shares of common stock which at the time of that event would have a market value of twice the purchase price.

     If we are acquired in a merger or other business combination by an acquiring person or an affiliate or associate of an acquiring person that is a publicly traded corporation, or 50% or more of our assets or assets representing 50% or more of our revenues or cash flow are sold, leased, exchanged or otherwise transferred in one or more transactions to an acquiring person or an affiliate or associate of an acquiring person that is not a publicly traded corporation, each right will entitle you, subject to the next paragraph, to purchase, for the purchase price of the right, that number of common shares of that corporation which at the time of the transaction would have a market value of twice the purchase price. If we are acquired in a merger or other business combination by an acquiring person or an affiliate or associate of an acquiring person that is not a publicly traded entity or 50% or more of our assets or assets representing 50% or more of our revenues or cash flow are sold, leased, exchanged or otherwise transferred in one or more transactions to an acquiring person or an affiliate or associate of an acquiring person that is not a publicly traded entity, each right will entitle you, subject to the next paragraph, to purchase, for the purchase price of the right, at your option:

     - that number of shares of the surviving corporation which at the time of the transaction would have a book value of twice the purchase price,

     - that number of shares of that entity which at the time of the transaction would have a book value of twice the purchase price, or

     - if that entity has an affiliate which has publicly traded common shares, that number of common shares of that affiliate which at the time of the transaction would have market value of twice the purchase price.

     Any rights that are at any time beneficially owned by an acquiring person, or any affiliate or associate of an acquiring person, will be null and void and nontransferable. Any holder of that right, including any purported transferee or subsequent holder, will be unable to exercise or transfer the right.

     Redemption

     At any time prior to the earlier of:

     - the time a person or group becomes an acquiring person, and

     - November 1, 2005,

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our board of directors may redeem the rights in whole, but not in part, at a price, which we refer to in this prospectus as the "redemption price," in cash or common stock or other securities deemed by our board of directors to be at least equivalent in value, to $.005 per right. This amount is subject to adjustment as provided in the rights agreement. Immediately upon the action of our board of directors ordering the redemption of the rights, and without any further action and without any notice, your right to exercise the rights will terminate and your only right as a holder of rights will be to receive the redemption price. Within 10 business days after the action of our board of directors ordering the redemption of the rights, we will give notice of the redemption to the holders of the then outstanding rights by mail. We will state the method by which we will pay the redemption price in the notice of redemption.

     In addition, at any time after there is an acquiring person, our board of directors may elect to exchange each right, other than rights that have become null and void and nontransferable as described above, for a consideration per right consisting of one-half of the securities that would be issuable at that time upon exercise of one right.

     Amendment

     At any time prior to the distribution date, we may, without your approval, supplement or amend any provision of the rights agreement, including, without limitation, the distribution date, the definition of acquiring person, the time during which the rights may be redeemed or the terms of the Series A Participating Cumulative Preferred Stock. However, we will not supplement or amend the rights agreement to reduce the redemption price or provide for an earlier expiration date. After the distribution date and subject to applicable law, we may amend the rights agreement without your approval:

     - to cure any ambiguity or to correct or supplement any provision contained in the rights agreement which may be defective or inconsistent with any other provision of the rights agreement, or

     - to make any other provision which we may deem necessary or desirable and which will not adversely affect the interests of the holders of right certificates.

     Any supplement or amendment adopted during any period after any person or group has become an acquiring person but prior to the distribution date will be null and void unless that supplement or amendment could have been adopted under the prior sentence after the distribution date.

     Effect of the Rights Agreement

     The rights agreement is designed to protect you in the event of unsolicited offers to acquire us and other coercive takeover tactics which, in the opinion of our board of directors, could impair our ability to represent your interests. The provisions of the rights agreement may render an unsolicited takeover more difficult or less likely to occur or might prevent such a takeover, even though that takeover may offer you the opportunity to sell your stock at a price above the prevailing market rate and may be favored by a majority of our shareholders.

RESTRICTIONS ON OWNERSHIP UNDER INSURANCE LAWS

     Although our Restated Certificate of Incorporation and By-laws do not contain any provision restricting ownership as a result of the application of various state insurance laws, these laws will be a significant deterrent to any person interested in acquiring control of our company. The insurance holding company laws of each of the jurisdictions in which our insurance subsidiaries are incorporated or commercially domiciled, as well as state corporation laws, govern any acquisition of control of our insurance subsidiaries or of our company. In general, these laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless that person or entity has received the prior approval of the insurance regulatory authorities. An acquisition of control would be presumed in the case of any person or entity who purchases 10% or more of our outstanding common stock, or 5% or more, in the case of the Florida insurance holding company laws, unless the applicable insurance regulatory authorities determine otherwise.

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

DELAWARE GENERAL CORPORATION LAW

     The terms of Section 203 of the Delaware General Corporation Law apply to us since we are a Delaware corporation. Under Section 203, with some exceptions, a Delaware corporation may not engage in a broad range of business combinations, such as mergers, consolidations and sales of assets, with an "interested stockholder," for a period of three years from the date that person became an interested stockholder unless:

     - the transaction that results in a person becoming an interested stockholder or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder,

     - upon consummation of the transaction which results in the shareholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by employee stock plans, or

     - on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by holders of at least two-thirds of the corporation's outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of shareholders.

     Under Section 203, an "interested stockholder" is defined as any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is:

     - the owner of 15% or more of the outstanding voting stock of the corporation, or

     - an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether the person is an interested stockholder.

     Section 203 does not apply to a corporation that so provides in an amendment to its certificate of incorporation or by-laws passed by a majority of its outstanding shares at any time. This stockholder action does not become effective for 12 months following its adoption and would not apply to persons who were already interested stockholders at the time of the amendment. Our Restated Certificate of Incorporation does not exclude us from the restrictions imposed under Section 203.

     Section 203 makes it more difficult for a person who would be an interested stockholder to effect business combinations with a corporation for a three-year period, although the shareholders may elect to exclude a corporation from the restrictions imposed. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors, because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our management. It is further possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.

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

                            DESCRIPTION OF WARRANTS

     We may issue warrants, including warrants to purchase debt securities, preferred stock, common stock or other of our securities. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the other warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer.

     The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents are filed as exhibits to the Registration Agreement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

DEBT WARRANTS

     We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

     - the title of the debt warrants,

     - the debt securities for which the debt warrants are exercisable,

     - the aggregate number of the debt warrants,

     - the principal amount of debt securities that you may purchase upon exercise of each debt warrant, and the price or prices at which we will issue the debt warrants,

     - the procedures and conditions relating to the exercise of the debt warrants,

     - the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security,

     - the date, if any, from which you may separately transfer the debt warrants and the related securities,

     - the date on which your right to exercise the debt warrants commences, and the date on which your right expires,

     - the maximum or minimum number of the debt warrants which you may exercise at any time,

     - if applicable, a discussion of material United States federal income tax considerations,

     - any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants, and

     - the terms of the securities you may purchase upon exercise of the debt warrants.

     You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

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

OTHER WARRANTS

     We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

     - the title of the warrant,

     - the securities, which may include preferred stock or common stock, for which you may exercise the warrants,

     - the price or prices at which we will issue the warrants,

     - if applicable, the designation and terms of the preferred stock or common stock issued with the warrants, the designation and terms of the preferred stock or common stock issued with the warrants, and the number of warrants issued with each share of preferred stock or common stock,

     - if applicable, the date from which you may separately transfer the warrants and the related preferred stock or common stock,

     - if applicable, a discussion of material United States federal income tax considerations, and

     - any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.

     We will also describe in the applicable prospectus supplement the amount of securities called for by the warrants, any amount of warrants outstanding, and any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock or common stock purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon the exercise.

EXERCISE OF WARRANTS

     We will describe in the prospectus supplement relating to the warrants the principal amount or the number of our securities that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

     We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     We may issue stock purchase contracts, including contracts obligating you to purchase from us, and for us to sell to you, a specific number of shares of common stock or preferred stock at a future date or dates. The price per share of preferred stock or common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue the stock purchase contract separately or as a part of units consisting of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. Treasury securities, securing the your obligations to purchase the preferred stock or the common stock under the purchase contracts. The stock purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner. We will describe in the applicable prospectus supplement the terms of any stock purchase contracts or stock purchase units.

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

                      DESCRIPTION OF PREFERRED SECURITIES

     The trustees of each trust will issue preferred securities and common securities of the trust. The preferred securities will represent preferred undivided beneficial interests in the assets of the related trust. As a holder of trust preferred securities, you will generally be entitled to a preference with respect to distributions and amounts payable on redemption or liquidation over the common securities of the trust, as well as other benefits as described in the corresponding trust agreement. Each of the trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

     The following description of the terms of the form of trust agreement is a summary. It summarizes only those portions of the form of trust agreement which we believe will be most important to your decision to invest in the preferred securities. You should keep in mind, however, that it is the trust agreement, and not this summary, which defines your rights as a holder. There may be other provisions in the trust agreement which are also important to you. You should read the form of trust agreement itself for a full description of the terms of the preferred securities. The form of trust agreement is filed as an exhibit to the Registration Statement. See "Where You Can Find More Information" for information on how to obtain a copy of the trust agreement.

RANKING OF PREFERRED SECURITIES

     The preferred securities of a trust will rank equally, and we will make payments proportionately, with the common securities of the trust except as described under "-- Subordination of Common Securities." The preferred securities of each trust represent preferred undivided beneficial interests in the assets of the trust. The property trustee will hold legal title to the corresponding junior subordinated debentures in trust for the benefit of the holders of the related preferred securities and common securities.

     Each guarantee agreement that we execute for your benefit, as a holder of preferred securities of a trust, will be a guarantee on a subordinated basis with respect to the related preferred securities. However, our guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of the preferred securities when the related trust does not have funds on hand available to make such payments. See "Description of Guarantee."

DISTRIBUTIONS ON THE PREFERRED SECURITIES

     The trust will pay the distributions on the preferred securities and common securities at a rate specified in the prospectus supplement.

     The amount of distributions the trust must pay for any period will be computed on the basis of a 360-day year of twelve 30-day months unless we otherwise specify in the applicable prospectus supplement. Distributions that are in arrears may bear interest at the rate per annum specified in the applicable prospectus supplement. The term "distributions" as we use it in this prospectus includes any additional amounts provided in the corresponding trust agreement.

     Distributions on the preferred securities will be cumulative, will accrue from the date of original issuance and will be payable on the dates specified in the applicable prospectus supplement. If any date on which distributions are payable on the preferred securities is not a business day, the trust will instead make the payment on the next succeeding day that is a business day, and without any interest or other payment on account of the delay. However, if that business day is in the next succeeding calendar year, the trust will make the payment on the immediately preceding business day. In each case payment will be made with the same force and effect as if made on the date the payment was originally due. When we use the term "business day" in this prospectus, we mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the property trustee or the debenture trustee is closed for business.

     If provided in the applicable prospectus supplement, we have the right under the junior subordinated indenture, the contract that provides the terms for the corresponding junior subordinated debentures, to
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

extend the interest payment period for a specified number of periods. However, we may not extend these interest payments beyond the maturity of the junior subordinated debentures. As a consequence of any extension, distributions on the corresponding preferred securities would be deferred by the trust during the extension period. These distributions would continue to accumulate additional distributions at the rate per annum set form in the prospectus supplement.

     If we exercise this right, during the extension period we and our subsidiaries may not:

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment on, any of our capital stock, or

     - make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the corresponding junior subordinated debentures or make any related guarantee payments, other than:

     - dividends or distributions solely in our common stock,

     - redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of these rights in the future, and

     - payments under any guarantee.

     We anticipate that the revenue of each trust available for distribution to you, as a holder of preferred securities, will be limited to payments under the corresponding junior subordinated debentures in which the trust will invest the proceeds from the issuance and sale of its preferred securities and its common securities. See "Description of Corresponding Junior Subordinated Debentures".

     If we do not make interest payments on the corresponding junior subordinated debentures, the property trustee will not have funds available to pay distributions on the corresponding preferred securities. The payment of distributions, if and to the extent the trust has funds legally available for the payment of these distributions is guaranteed by us on a limited basis as set forth under "Description of Guarantee".

     The trust will pay distributions on the preferred securities to you provided you are entered in the register of the trust on the relevant record dates. As long as the preferred securities remain in book-entry form, the record date will be one business day prior to the relevant distribution date. If any preferred securities are not in book-entry form, the record date for the preferred securities will be the date 15 days prior to the relevant distribution date.

REDEMPTION

    Redemption on a Repayment or Redemption of the Corresponding Junior Subordinated Debentures

     Upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debentures, the property trustee must apply the proceeds from that repayment or redemption to redeem a like amount of the corresponding preferred securities. This redemption must be made upon not less than 30 nor more than 60 days notice to you. The redemption price will be equal to the aggregate liquidation preference of the preferred securities, plus accumulated and unpaid distributions on the preferred securities to the date of redemption and the related amount of any premium paid by us upon the concurrent redemption of the corresponding junior subordinated debentures. See "Description of Corresponding Junior Subordinated Debentures -- Optional Redemption."

     If less than all of any series of corresponding junior subordinated debentures are repaid or redeemed, then the proceeds from the repayment or redemption will be allocated to redeem a proportionate amount of each of the preferred securities and the common securities. The amount of premium, if any, paid by us upon the redemption of all or any part of any series of any corresponding junior subordinated debentures repaid or redeemed will be allocated proportionately to the redemption of the preferred securities and the common securities.

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

     We must repay the principal of the corresponding junior subordinated debentures when they are due. In addition, we will have the right to redeem any series of corresponding junior subordinated debentures:

     - in whole or in part, subject to the conditions we describe under "Description of Corresponding Junior Subordinated Debentures -- Optional Redemption," or

     - at any time, in whole, but not in part, upon the occurrence of a tax event or an investment company event, each as defined below, and subject to the further conditions we describe under "Description of Corresponding Junior Subordinated Debentures -- Optional Redemption," or

     - as we may otherwise specify in the applicable prospectus supplement.

     Redemption or Distribution Upon the Occurrence of a Tax Event or an Investment Company Event

     If an event occurs that constitutes a tax event or an investment company event we will have the right to:

     - redeem the corresponding junior subordinated debentures in whole, but not in part, and cause a mandatory redemption of the preferred securities and common securities in whole, but not in part, within 90 days following the occurrence of the tax event or an investment company event, or

     - terminate the related trust and cause the corresponding junior subordinated debentures to be distributed to the holders of the preferred securities and common securities in liquidation of the trust.

     If provided in the applicable prospectus supplement, we will have the right to extend or shorten the maturity of any series of corresponding junior subordinated debentures at the time that we exercise our right to elect to terminate the related trust and cause the corresponding junior subordinated debentures to be distributed to the holders of the preferred securities and common securities in liquidation of the trust.

     When we use the term "additional sums" in this prospectus we mean the additional amounts that may be necessary in order that the amount of distributions then due and payable by a trust on its outstanding preferred securities and common securities will not be reduced as a result of any additional taxes, duties and other governmental charges to which the trust has become subject as a result of a tax event.

     When we use the term "tax event" we mean the receipt by the trust of an opinion of counsel experienced in those matters to the effect that, as a result of any amendment to, or change, including any announced prospective change, in, the laws of the United States or any political subdivision or taxing authority affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or pronouncement or decision is announced on or after the trust issues the preferred securities, there is more than an insubstantial risk that:

     - the trust is, or will be within 90 days of the date of the opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of corresponding junior subordinated debentures,

     - interest payable by us on the series of corresponding junior subordinated debentures is not, or within 90 days of the date of the opinion, will not be, deductible, in whole or in part, for United States federal income tax purposes or

     - the trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     When we use the term "investment company event" we mean the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority to the effect that the applicable trust is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, which change becomes effective on or after the date of original issuance of the series of preferred securities issued by the trust.

     When we use the term "like amount", we mean:

     - with respect to a redemption of any series of preferred securities, preferred securities having a liquidation amount equal to that portion of the principal amount of corresponding junior subordinated debentures to be contemporaneously redeemed, the proceeds of which will be used to pay the redemption price of the preferred securities, and

     - with respect to a distribution of corresponding junior subordinated debentures to you, as a holder of preferred securities in connection with a dissolution or liquidation of the related trust, corresponding junior subordinated debentures having a principal amount equal to the liquidation amount of your preferred securities.

     When we use the term "liquidation amount", we mean the stated amount of $25 per preferred security and common security.

     After the liquidation date fixed for any distribution of corresponding junior subordinated debentures for any series of preferred securities:

     - the series of preferred securities will no longer be deemed to be outstanding,

     - The Depositary Trust Company, which we refer to in this prospectus as a "DTC," or its nominee, as the record holder of the series of preferred securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debentures to be delivered upon that distribution, and

     - any certificates representing the series of preferred securities not held by DTC or its nominee will be deemed to represent the corresponding junior subordinated debentures having a principal amount equal to the stated liquidation preference of the series of preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the series of preferred securities until you present the certificates to the administrative trustees or their agent for transfer or reissuance.

     We can make no assurance as to what the market prices will be for the preferred securities or the corresponding junior subordinated debentures that may be distributed to you in exchange for your preferred securities if a dissolution and liquidation of a trust were to occur. Accordingly, the preferred securities that you purchase, or the corresponding junior subordinated debentures that you receive on dissolution and liquidation of a trust, may trade at a discount to the price that you paid to purchase the preferred securities.

VOLUNTARY DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

     If we so provide in the applicable prospectus supplement, we may elect, at any time, to terminate the trust and cause the corresponding junior subordinated debentures to be distributed to you, as a holder of the preferred securities, and us, as the holder of the common securities, in liquidation of the trust.

REDEMPTION PROCEDURES

     The trust will redeem the preferred securities on each redemption date at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debentures. The trust will make redemptions of the preferred securities and pay the redemption price only to the extent that it has funds available for the payment of the redemption price. See also "-- Subordination of Common Securities."

     If a trust gives notice to you of redemption of your preferred securities, then by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will

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

irrevocably deposit with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to you. See "-- Book-Entry Issuance."

     If the preferred securities are no longer in book-entry form, the trust, to the extent funds are available, will irrevocably deposit with the paying agent for the preferred securities funds sufficient to pay the applicable redemption price to you and will give the paying agent irrevocable instructions and authority to pay the redemption price to you upon surrender of your certificates.

     The trust will pay any distributions payable on or prior to the redemption date for any preferred securities called for redemption to you on the relevant record dates for the distribution. If the trust has given notice of redemption and has deposited the required funds, then upon the date of the deposit, all your rights will cease, except your right to receive the redemption price, without interest on that redemption price, and your preferred securities will cease to be outstanding. If any date fixed for redemption of preferred securities is not a business day, then the trust will pay the redemption price on the next succeeding day which is a business day, and without any interest or other payment on account of the delay. However, if the business day falls in the next calendar year, the trust will make the payment on the immediately preceding business day. If payment of the redemption price is improperly withheld or refused and not paid either by the trust or by us pursuant to the guarantee as described under "Description of Guarantee", distributions on the preferred securities will continue to accrue at the then applicable rate, from the redemption date originally established by the trust for the preferred securities to the date the redemption price is actually paid. In this case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

     Subject to applicable law, including United States federal securities law, we or our subsidiaries may at any time purchase outstanding preferred securities by tender, in the open market or by private agreement.

     The trust will make payment of the redemption price on the preferred securities and any distribution of corresponding junior subordinated debentures to the applicable record holders as they appear on the register for the preferred securities on the relevant record date. This date will generally be one business day prior to the relevant redemption date or liquidation date. However, if any preferred securities are not in book-entry form, the relevant record date for the preferred securities will be the date 15 days prior to the redemption date or liquidation date.

     If less than all of the preferred securities and common securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of the preferred securities and common securities to be redeemed will be allocated proportionately among the preferred securities and the common securities. The property trustee will select the particular preferred securities to be redeemed on a proportionate basis not more than 60 days prior to the redemption date from the outstanding preferred securities not previously called for redemption, by any method that the property trustee deems fair and appropriate. This method may provide for the selection for redemption of portions, equal to $25 or an integral multiple of $25, of the liquidation amount of preferred securities. The property trustee will promptly notify the trust registrar in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount of the preferred securities to be redeemed.

SUBORDINATION OF COMMON SECURITIES

     The trust will make payment of distributions, any additional amounts and the redemption price on the preferred securities and common securities proportionately based on the liquidation amount of the preferred securities and common securities. However, if on any distribution date or redemption date a debenture event of default exists, the trust will not make any payment on the common securities unless payment in full in cash of all accumulated and unpaid distributions, any additional amounts and the full amount of the redemption price on all of the outstanding preferred securities of the trust, has been made or provided for. The property trustee will apply all available funds first to the payment in full in cash of all distributions on the preferred securities then due and payable.

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

     If any event of default resulting from a debenture event of default exists, we as holder of the common securities of the trust will be deemed to have waived any right to act with respect to the event of default under the trust agreement until the effect of all those events of default with respect to the preferred securities have been cured, waived or otherwise eliminated. Until any events of default under the trust agreement with respect to the preferred securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on your behalf, as a holder of the preferred securities, and not on our behalf as holder of the common securities, and only you acting with the other holders will have the right to direct the property trustee to act on your behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

     Each trust will automatically terminate upon expiration of its term or the redemption of all of the preferred securities of the trust. In addition, we will terminate the trust on the first to occur of:

     - our bankruptcy, dissolution or liquidation,

     - the distribution of a like amount of corresponding junior subordinated debentures to the holders of its preferred securities and common securities, and

     - the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

     If an early termination occurs as described in the clauses above, the trustees will liquidate the trust as expeditiously as the trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the preferred securities and common securities a like amount of corresponding junior subordinated debentures. If the property trustee determines that this distribution is not practical, you will be entitled to receive out of the assets of the trust available for distribution, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to the aggregate of the liquidation amount plus accrued and unpaid distributions to the date of payment. We refer to this liquidation amount in this prospectus as the "liquidation distribution." If the trust can make the liquidation distribution only in part because it has insufficient assets available to pay the full aggregate liquidation distribution, then it will pay the amounts on a proportionate basis. We, as the holder of the common securities, will be entitled to receive distributions upon any liquidation proportionately with you, and the other holders of the preferred securities, except that if an event exists that constitutes a debenture event of default, the preferred securities will have a priority over the common securities. A supplemental indenture may provide that if an early termination occurs as described in the third clause above, the corresponding junior subordinated debentures may be subject to optional redemption in whole, but not in part.

EVENTS OF DEFAULT; NOTICE

     Under the terms of the form of trust agreement, each of the following constitutes an event of default for a series of preferred securities:

     - the occurrence of a debenture event of default under the junior subordinated indenture (see "Description of Junior Subordinated Debentures -- Debenture Events of Default"),

     - default by the property trustee in the payment of any distribution when it becomes due and payable, and continuation of that default for a period of 30 days,

     - default by the property trustee in the payment of any redemption price of the preferred securities or common securities when it becomes due and payable,

     - default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the trust agreement, other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in the second and third clauses above, and continuation of the default or breach for a period of 60 days after there has been given to the defaulting trustee or trustees by the holders of at least 10% in aggregate liquidation amount of the outstanding

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

       preferred securities, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a notice of default under such trust agreement, or

     - the bankruptcy or insolvency of the property trustee and our failure to appoint a successor property trustee within 60 days of that event.

     Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to you, the administrative trustees and us, as depositor, unless the event of default has been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we are and they are in compliance with all the conditions and covenants applicable to them and to us under the trust agreement.

     If a debenture event of default then exists, the preferred securities will have a preference over the common securities upon termination of the trust. See "-- Liquidation Distribution Upon Termination."

     The existence of an event of default does not entitle you to accelerate the maturity.

REMOVAL OF TRUSTEES

     Unless a debenture event of default then exists, the holder of the common securities may remove any trustee. If a debenture event of default then exists the holders of a majority in liquidation amount of the outstanding preferred securities may remove the property trustee and the Delaware trustee. In no event will you have the right to vote to appoint, remove or replace the administrative trustees. These voting rights are vested exclusively in us as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

     Unless an event of default then exists, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may be located, we, as the holder of the common securities, and the administrative trustees will have power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or to act as separate trustee. These persons will have the powers provided in the instrument of appointment, and we may vest in that person or persons any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. If a debenture event of default exists, the property trustee alone will have power to make that appointment.

MERGER OR CONSOLIDATION OF TRUSTEES

     Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the trustee is a party, or any corporation succeeding to all or substantially all the corporate trust business of the trustee, will be the successor of such trustee under the trust agreements, provided that the corporation is otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUSTS

     A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below.

     A trust may, at our request, with the consent of the administrative trustees and without your consent, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties

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

and assets substantially as an entirety to a trust organized under the laws of any state. However, the following conditions must be satisfied:

     - the successor entity must either:

          - expressly assume all of the obligations of the trust relating to the preferred securities, or

          - substitute for the preferred securities other securities having substantially the same terms and the same ranking as the preferred securities,

     - we must expressly appoint a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debentures,

     - the successor securities must be listed, or any successor securities must be listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then listed,

     - the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease must not cause the preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization,

     - the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease must not adversely affect the rights, preferences and privileges of holders of the preferred securities, including any successor securities, in any material respect,

     - the successor entity must have a purpose identical to that of the trust,

     - prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease we must have received an opinion from independent counsel to the trust experienced in such matters to the effect that:

          - the merger, consolidation, amalgamation, replacement conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of holders of the preferred securities, including any successor securities, in any material respect, and

          - following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act, and

     - we or any permitted successor or assignee must own all of the common securities of the successor entity and guarantee the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.

     However, a trust must not, except with the consent of holders of 100% in liquidation amount of the preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if it would cause the trust or the successor entity to be classified as other than a grantor trust for federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF TRUST AGREEMENT

     Except as provided below and under "Description of Guarantee -- Amendments and Assignment" and as otherwise required by law and the applicable trust agreement, you will have no voting rights.

     We and the trustees may amend a trust agreement without your consent:

     - to cure any ambiguity, correct or supplement any provisions in the trust agreement which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which are not inconsistent with the other provisions of the trust agreement, or

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

     - to modify, eliminate or add to any provisions of the trust agreement to the extent necessary to ensure that the trust will be classified for federal income tax purposes as a grantor trust at all times that any preferred securities and common securities are outstanding, or to ensure that the trust will not be required to register as an investment company under the Investment Company Act.

However, in the case of the first clause above, the action may not adversely affect in any material respect the interests of the holders of the preferred securities or our interests, as the holder of the common securities. Any amendments of the trust agreement will become effective when notice is given to you and us.

     We and the trustees may also amend a trust agreement with:

     - the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding preferred securities and common securities, and

     - receipt by the trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees under the amendment will not affect the status of the trust as a grantor trust for federal income tax purposes or its exemption from status of an "investment company" under the Investment Company Act.

     Without both your and our consent a trust agreement may not be amended to:

     - change the amount or timing of any distribution on the preferred securities and common securities or otherwise adversely affect the amount of any distribution of the preferred securities and common securities as of a specified date, or

     - restrict your or our right to institute suit for the enforcement of any payment on or after that date.

     So long as any corresponding junior subordinated debentures are held by the property trustee, the trustees may not:

     - direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or for executing any trust or power conferred on the property trustee with respect to the corresponding junior subordinated debentures,

     - waive any past default that is waiveable under specified sections of the junior subordinated indenture,

     - exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures is due and payable, or

     - consent to any amendment, modification or termination of the junior subordinated indenture or the corresponding junior subordinated debentures, where that consent is required,

without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities. However, where a consent under the junior subordinated indenture would require the consent of each holder of corresponding junior subordinated debentures affected by the consent, no consent may be given by the property trustee without the prior consent of each holder of the corresponding preferred securities.

     The trustees may not revoke any action previously authorized or approved by a vote of the preferred securities except by subsequent vote of the holders of the preferred securities. The property trustee will notify you of any notice of default with respect to the corresponding junior subordinated debentures. In addition to obtaining the approval of the holders of the preferred securities prior to taking any of these actions, the trustees must obtain an opinion of counsel experienced in these matters to the effect that the trust will not be classified as a corporation or partnership for United States federal income tax purposes on account of the action.

     Any required approval of holders of preferred securities may be given at a meeting of holders of preferred securities convened for that purpose or through a written consent. The property trustee will cause a notice of any meeting at which you are entitled to vote, or of any matter upon which action by written consent is to be taken, to be given to each holder of record of preferred securities in the manner set forth in the trust agreement.

     Your vote or consent is not required for a trust to redeem and cancel the preferred securities under the applicable trust agreement.

     Any preferred securities that are owned by us, the trustees or any of our affiliates or any affiliate of the trustees, will, for purposes of a vote or consent, be treated as if they were not outstanding.

GLOBAL PREFERRED SECURITIES

     We may issue a series of preferred securities in the form of one or more global preferred securities. We will identify the depositary holding to global preferred security in the applicable prospectus supplement. Unless we otherwise indicate in the applicable prospectus supplement, the depositary will be DTC. We will issue global preferred securities only in fully registered form and in either temporary or permanent form. Unless it is exchanged for individual preferred securities, a global preferred security may not be transferred except:

     - by the depositary to its nominee,

     - by a nominee of the depositary to the depositary or another nominee, or

     - by the depositary or any nominee to a successor depositary, or any nominee of the successor.

     We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

     Beneficial Interests in a Global Preferred Security

     If we issue a global preferred security, the depositary for the global preferred security or its nominee will credit on its book-entry registration and transfer system the aggregate liquidation amounts of the individual preferred securities represented by the global preferred securities to the accounts of participants. The accounts will be designated by the dealers, underwriters or agents for the preferred securities, or by us if the preferred securities are offered and sold directly by us. Ownership of beneficial interests in a global preferred security will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global preferred security will be shown on, and effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of the securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global preferred security.

     So long as the depositary or its nominee is the registered owner of the global preferred security, the depositary or nominee will be considered the sole owner or holder of the preferred securities represented by the global preferred security for all purposes under the trust agreement. Except as provided below, you:

     - will not be entitled to have any of the individual preferred securities represented by the global preferred security registered in your name,

     - will not receive or be entitled to receive physical delivery of any preferred securities in definitive form, and

     - will not be considered the owner of holder of the preferred security under the trust agreement.

     Payments of Distributions

     We will pay distributions on global preferred securities to the depositary that is the registered holder of the global security, or its nominee. The depositary for the preferred securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global preferred security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

     We expect that the depositary or its nominee, upon receipt of any payment of liquidation amount, premium or distributions, immediately will credit participants' accounts with amounts in proportion to their respective beneficial interests in the aggregate liquidation amount of the global preferred security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global preferred security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of those participants.

     Issuance of Individual Preferred Securities

     Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of preferred securities is at any time unwilling, unable or ineligible to continue as a depositary and we do not appoint a successor depositary within 90 days, we will issue individual preferred securities in exchange for the global preferred security. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the preferred securities, determine not to have any preferred securities represented by one or more global preferred securities. If that occurs, we will issue individual preferred securities in exchange for the global preferred security.

     Further, we may specify that you may, on terms acceptable to us, the property trustee and the depositary for the global preferred security, receive individual preferred securities in exchange for your beneficial interests in a global preferred security, subject to any limitations described in the prospectus supplement relating to the preferred securities. In that instance, you will be entitled to physical delivery of individual preferred securities equal in liquidation amount to that beneficial interest and to have the preferred securities registered in its name. Unless we otherwise specify, those individual preferred securities will be issued in denominations of $25 and integral multiples of $25.

PAYMENT AND PAYING AGENCY

     The trust will make payments on the preferred securities to DTC, which will credit the relevant accounts at DTC on the applicable distribution dates. However, if any preferred securities are not held by DTC, the trust will make the payments by check mailed to the address of the holder entitled to the payment as shown on the register. Unless we state otherwise in the applicable prospectus supplement, the paying agent will initially be the property trustee, together with any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent may resign as paying agent upon 30 days' written notice to the property trustees and us. If the property trustee ceases to be the paying agent, the administrative trustees will appoint a successor to act as paying agent. The successor must be a bank or trust company acceptable to the administrative trustees and us.

REGISTRAR AND TRANSFER AGENT

     Unless we state otherwise in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the preferred securities.

     The trust will register transfers of preferred securities without charge, but upon your payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust will not be required to register the transfer of its preferred securities after the preferred securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The property trustee, unless an event of default then exists, will be required to perform only those duties that are specifically set forth in the applicable trust agreement. After an event of default, the property trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. However, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at your request unless you offer reasonable indemnity against the costs, expenses and liabilities that it might incur. If no event of default then exists and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in a trust agreement or is unsure of the application of any provision of a trust agreement, and the matter is not one on which holders are entitled under the trust agreement to vote, then the property trustee will take such action as is directed by us. If it is not so directed, the property trustee will take such action as it deems advisable and in the best interests of the holders of the preferred securities and the holder of the common securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

     The trust agreements authorize and direct the administrative trustees to operate the related trusts in such a way that the trust will not be deemed to be an investment company required to be registered under the Investment Company Act or taxed as a corporation for federal income tax purposes and so that the corresponding junior subordinated debentures will be treated as our indebtedness for United States federal income tax purposes. We and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the trust or the trust agreement, that we and the administrative trustees determine in our discretion to be necessary or desirable for these purposes, as long as the action does not materially adversely affect the interests of the holders of the preferred securities.

     You have no preemptive or similar rights as a holder of preferred securities. No trust may borrow money or issue debt or mortgage or pledge any of its assets.

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

                            DESCRIPTION OF GUARANTEE

     At the same time as the issuance by a trust of its preferred securities, we will execute and deliver a guarantee for your benefit, as a holder of the preferred securities. The Wilmington Trust Company will act as indenture trustee under the guarantee for the purposes of compliance with the Trust Indenture Act. The guarantee will be qualified as an indenture under the Trust Indenture Act.

     The following description of the terms of the guarantee is a summary. It summarizes only those portions of the guarantee which we believe will be most important to your decision to invest in the preferred securities. You should keep in mind, however, that it is the guarantee, and not this summary, which defines your rights. There may be other provisions in the guarantee which are also important to you. You should read the guarantee itself for a full description of its terms. The guarantee is filed as an exhibit to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the guarantee. When we refer in this summary to preferred securities, we mean the preferred securities issued by a trust to which the guarantee relates.

GENERAL TERMS OF THE GUARANTEE

     We will irrevocably agree to pay in full on a subordinated basis, to the extent described below, the guarantee payments, as defined below, to you, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment.

     The following payments, which we refer to in this prospectus as the "guarantee payments," to the extent not paid by or on behalf of the related trust, will be subject to the guarantee:

     - any accumulated and unpaid distributions required to be paid to you on the related preferred securities, to the extent that the trust has funds available for the payments,

     - the redemption price for any preferred securities called for redemption, to the extent that the trust has funds available for the payments, or

     - upon a voluntary or involuntary dissolution, winding up or liquidation of the trust, unless the corresponding junior subordinated debentures are distributed to you, the lesser of:

        - the liquidation distribution, and

        - the amount of assets of the trust remaining available for distribution to you.

     Our obligation to make a guarantee payment may be satisfied by us directly paying to you the required amounts or by causing the trust to pay the amounts to you.

     The guarantee will be an irrevocable guarantee on a subordinated basis of the related trust obligations under the preferred securities, but will apply only to the extent that the related trust has funds sufficient to make the payments. It is not a guarantee of collection.

     If we do not make interest payments on the corresponding junior subordinated debentures held by the trust, we expect that the trust will not pay distributions on the preferred securities and will not have funds legally available for those payments. The guarantee will rank subordinate and junior in right of payment to all senior debt. See "-- Status of Guarantee."

     As a non-operating holding company, most of our operating assets and the assets of our consolidated subsidiaries are owned by our subsidiaries. We rely primarily on dividends from our subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, our obligations under the guarantee will be effectively subordinated to all existing and future liabilities of our subsidiaries. You should rely only on our assets for payments we owe. The payment of dividends by our insurance company subsidiaries, including Hartford Fire, is limited under the insurance holding company laws in which those subsidiaries are domiciled. See "The Hartford Financial Services Group, Inc."

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

     Unless we state otherwise in the applicable prospectus supplement, the guarantee does not limit the amount of secured or unsecured debt that we may incur. We expect from time to time to incur additional senior debt.

     We have, through the guarantee, the trust agreement, the junior subordinated debentures, the junior subordinated indenture and the expense agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the obligations of the trust under the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the obligations of the trust under the preferred securities. See "Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Guarantee."

STATUS OF THE GUARANTEE

     The guarantee will constitute an unsecured obligation of The Hartford Financial Services Group, Inc. and will rank subordinate and junior in right of payment to all its senior debt.

     Unless we state otherwise in the applicable prospectus supplement, the guarantee of a series of preferred securities will rank equally with the guarantees relating to all other series of preferred securities that we may issue. The guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. The property trustee of the related trust will hold the guarantee for your benefit. The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution of the corresponding junior subordinated debentures to you.

AMENDMENTS AND ASSIGNMENT

     We may not amend the guarantee without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of outstanding preferred securities, except for any changes which do not materially adversely affect the rights of the holders of the preferred securities, in which case no vote will be required. The manner of obtaining any approval will be as set forth under "Description of the Preferred Securities -- Voting Rights; Amendment of Trust Agreement."

     All guarantees and agreements contained in the guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related preferred securities then outstanding.

EVENTS OF DEFAULT

     An event of default under the guarantee will occur when we fail to perform any of our payment or other obligations under the guarantee. The holders of not less than a majority in aggregate liquidation amount of the related preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee under the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

     You may institute a legal proceeding directly against us to enforce your rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

     We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The guarantee trustee, unless a default by us in the performance of the guarantee then exists, is required to perform only those duties that are specifically set forth in the guarantee. After a default under the guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. However, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at your request unless you offer reasonable indemnity against the costs, expenses and liabilities that it might incur.

TERMINATION OF THE GUARANTEE

     The guarantee will terminate and be of no further force and effect:

     - upon full payment of the redemption price of the related preferred securities,

     - upon full payment of the amounts payable upon liquidation of the related trust, or

     - upon distribution of corresponding junior subordinated debentures to the holders of the preferred securities.

The guarantee will continue to be effective or will be reinstated if at any time you must restore payment of any sums paid under the preferred securities or the guarantee.

GOVERNING LAW

     The guarantee will be governed by and construed in accordance with the laws of the State of New York.

THE EXPENSE AGREEMENT

     Under an expense agreement entered into by us, we will irrevocably and unconditionally guarantee to each person or entity to whom a trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to you the amounts due to you under the terms of the preferred securities.

          DESCRIPTION OF CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

     The corresponding junior subordinated debentures are to be issued in one or more series of junior subordinated debentures under the junior subordinated indenture with terms corresponding to the terms of the related preferred securities. See "Description of Junior Subordinated Debentures."

     The following description of the terms of the corresponding junior subordinated debentures and the junior subordinated indenture is a summary. It summarizes only those portions of the junior subordinated indenture which we believe will be most important to your decision to invest in the preferred securities. You should keep in mind, however, that it is the junior subordinated indenture, and not this summary, which defines your rights. There may be other provisions in the junior subordinated indenture which are also important to you. You should read the form of the junior subordinated indenture itself for a full description of its terms. The form of junior subordinated indenture is filed as an exhibit to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the junior subordinated indenture.

GENERAL TERMS OF THE CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

     At the same time a trust issues preferred securities, the trust will invest the proceeds from the sale and the consideration paid by us for the common securities in a series of corresponding junior subordinated debentures issued by us to the trust. Each series of corresponding junior subordinated debentures will be in the principal amount equal to the aggregate stated liquidation amount of the related preferred securities plus our investment in the common securities and, unless we state otherwise in the applicable prospectus supplement, will rank equally with all other series of corresponding junior subordinated debentures. The corresponding junior subordinated debentures will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the junior subordinated indenture to all our senior debt. See "Description of Junior Subordinated Debentures -- Subordination" and the prospectus supplement relating to any offering of related preferred securities.

OPTIONAL REDEMPTION

     Unless we state otherwise in the applicable prospectus supplement, we may, at our option, redeem the corresponding junior subordinated debentures on any interest payment date, in whole or in part. Unless we state otherwise in the applicable prospectus supplement, the redemption price for any corresponding junior subordinated debentures will be equal to any accrued and unpaid interest to the date fixed for redemption, plus the greater of:

     - the principal amount of the debentures, and

     - an amount equal to the discounted remaining fixed amount payments. See "Description of Junior Subordinated Debentures -- Redemption."

     If a tax event or an investment company event exists, we may, at our option, redeem the corresponding junior subordinated debentures on any interest payment date falling within 90 days of the occurrence of the tax event or investment company event, in whole but not in part, subject to the provisions of the junior subordinated indenture. The redemption price for any corresponding junior subordinated debentures will be equal to 100% of the principal amount of the corresponding junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption.

     For so long as the applicable trust is the holder of all the outstanding series of corresponding junior subordinated debentures, the trust will use the proceeds of any redemption to redeem the corresponding preferred securities. We may not redeem a series of corresponding junior subordinated debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debentures of the series for all interest periods terminating on or prior to the redemption date.

COVENANTS OF THE HARTFORD FINANCIAL SERVICES GROUP, INC.

     We will covenant in the junior subordinated indenture for each series of corresponding junior subordinated debentures that we will pay additional sums to the trust, if:

     - the trust that has issued the corresponding series of preferred securities and common securities is the holder of all of the corresponding junior subordinated debentures,

     - a tax event exists, and

     - we have elected and have not revoked the election to pay additional sums for the preferred securities and common securities.

     We will also covenant, for each series of corresponding junior subordinated debentures, that we and our subsidiaries will not:

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment on any of our capital stock, or

     - make any payment of principal of, interest or premium, if any, on or repay or repurchase or redeem any debt securities, including other corresponding junior subordinated debentures, that rank equally with or junior in interest to the corresponding junior subordinated debentures or make any related guarantee payments, other than:

     - dividends or distributions solely in our common stock,

     - redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of these rights in the future, and

     - payments under any guarantee of preferred securities,

if at that time:

     - there has occurred any event of which we have actual knowledge that with the giving of notice or the lapse of time, or both, would constitute an "event of default" under the junior subordinated indenture for that series of corresponding junior subordinated debentures which we have not taken reasonable steps to cure,

     - we are in default on our payment of any obligations under the related guarantee, or

     - we have given notice of our selection of an extension period as provided in the junior subordinated indenture for that series of corresponding junior subordinated debentures and have not rescinded that notice, or the extension period, or any extension, is continuing.

     We will also covenant, for each series of corresponding junior subordinated debentures:

     - to maintain, by ourselves or our permitted successors, directly or indirectly 100% ownership of the common securities of the trust to which corresponding junior subordinated debentures have been issued,

     - not to voluntarily terminate, wind-up or liquidate any trust, except in connection with a distribution of corresponding junior subordinated debentures to you in liquidation of the trust, or in connection with mergers, consolidations or amalgamations permitted by the related trust agreement, and

     - to use our reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the trust to remain a business trust and not to be classified as an association taxable as a corporation for United States federal income tax purposes.

     RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE CORRESPONDING JUNIOR
                   SUBORDINATED DEBENTURES AND THE GUARANTEES

     As long as payments of interest and other payments are made when due on each series of corresponding junior subordinated debentures, these payments will be sufficient to cover distributions and other payments due on the related preferred securities, primarily because:

     - the aggregate principal amount of each series of corresponding junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the corresponding preferred securities and corresponding common securities,

     - the interest rate and interest and other payment dates on each series of corresponding junior subordinated debentures will match the distribution rate and distribution and other payment dates for the corresponding preferred securities,

     - we will pay for all and any costs, expenses and liabilities of the trust except the obligations of the trust to holders of its preferred securities under the preferred securities, and

     - each trust agreement further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

     We will irrevocably guarantee payments of distributions and other amounts due on the preferred securities, to the extent the trust has funds available for the payment of such distributions, to the extent set forth under "Description of Guarantee".

     Taken together, our obligations under each series of junior subordinated debentures, the junior subordinated indenture, the related trust agreement, the related expense agreement and the related guarantee provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the obligations of the trust under the preferred securities. If and to the extent that we do not make payments on any series of corresponding junior subordinated debentures, the trust will not pay distributions or other amounts due on its preferred securities.

     Notwithstanding anything to the contrary in the junior subordinated indenture, we have the right to set-off any payment we are otherwise required to make under the indenture with and to the extent we have made or are making a payment under the related guarantee.

     You may institute a legal proceeding directly against us to enforce your rights under the related guarantee without first instituting a legal proceeding against the guarantee trustee, the related trust or any other person or entity.

     The preferred securities of each trust evidence your rights to the benefits of the trust. Each trust exists for the sole purpose of issuing its preferred securities and common securities, investing the proceeds from the sale of such securities in corresponding junior subordinated debentures and related purposes.

     A principal difference between your rights as a holder of a preferred security and the rights of a holder of a corresponding junior subordinated debenture is that a holder of a corresponding junior subordinated debenture will accrue, and, subject to the permissible extension of the interest period, is entitled to receive, interest on the principal amount of corresponding junior subordinated debentures held, while you are only entitled to receive distributions if and to the extent the trust has funds available for the payment of those distributions.

     Upon any voluntary or involuntary termination, winding-up or liquidation of any trust involving the liquidation of the corresponding junior subordinated debentures, you will be entitled to receive, out of assets held by the trust, the liquidation distribution in cash. See "Description of Preferred
Securities -- Liquidation Distribution Upon Termination."

     Upon any voluntary or involuntary liquidation or bankruptcy of The Hartford Financial Services Group, Inc., the property trustee, as holder of the corresponding junior subordinated debentures, would be a subordinated creditor. In this case, the property trustee would be subordinated in right of payment to all senior debt, but entitled to receive payment in full of principal and interest, before any of our stockholders receive payments or distributions. Since we are the guarantor under each guarantee and have agreed to pay for all costs, expenses and liabilities of each trust, your position as a holder of the preferred securities and the position of a holder of the corresponding junior subordinated debentures relative to other creditors and to our stockholders in the event of liquidation or bankruptcy of our company would be substantially the same.

     A default or event of default under any senior debt would not constitute a default or event of default under the junior subordinated indenture. However, in the event of payment defaults under, or acceleration of, senior debt, the subordination provisions of the junior subordinated indenture provide that we may not make payments on the corresponding junior subordinated debentures until the senior debt has been paid in full or any payment default under the senior debt has been cured or waived. Our failure to make required payments on any series of corresponding junior subordinated debentures would constitute an event of default under the junior subordinated indenture.

                              PLAN OF DISTRIBUTION

     We may sell the securities offered by this prospectus through agents, underwriters, dealers or directly to purchasers.

     Agents who we designate may solicit offers to purchase the securities.

     - We will name any agent involved in offering or selling securities, and any commissions that we will pay to the agent, in our prospectus supplement.

     - Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

     - Our agents may be deemed to be underwriters under the Securities Act of 1933 of any of the securities that they offer or sell.

     We may use an underwriter or underwriters in the offer or sale of our securities.

     - If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

     - We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in our prospectus supplement.

     - The underwriters will use our prospectus supplement to sell the securities.

     We may use a dealer to sell the securities.

     - If we use a dealer, we, as principal, will sell the securities to the dealer.

     - The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells our securities.

     - We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.

     We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

     We may indemnify agents, underwriters, and dealers against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

     We may authorize our agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

     - If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

     - These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

     - We will describe in our prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

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

                                 LEGAL OPINIONS

     Unless we state otherwise in the applicable prospectus supplement the validity of any securities offered by this prospectus will be passed upon for us by C. Michael O'Halloran, our Senior Vice President and Director of Corporate Law, and for the trusts by Richards, Layton & Finger, special Delaware counsel to the trusts and for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

                                    EXPERTS

     The audited consolidated financial statements and schedules of The Hartford Financial Services Group, Inc. and subsidiaries incorporated by reference in this prospectus and in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein and in the Registration Statement in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                      WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission. The Registration Statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the Securities and Exchange Commission allow us to omit some of the information about The Hartford Financial Services Group, Inc. In addition, we file reports, proxy statements and other information with the Securities and Exchange Commission. This information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at:

     - Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C.
       20549;

     - 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048;
       and

     - Suite 1400, Northwestern Atrium Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60611.

COPIES OF THIS MATERIAL CAN BE OBTAINED AT PRESCRIBED RATES FROM THE PUBLIC REFERENCE SECTION OF THE SECURITIES AND EXCHANGE COMMISSION AT ROOM 1024, 450 FIFTH STREET, N.W., JUDICIARY PLAZA, WASHINGTON, D.C. 20549. THE MATERIAL MAY ALSO BE ACCESSED ELECTRONICALLY BY MEANS OF THE SECURITIES AND EXCHANGE COMMISSION'S HOME PAGE ON THE INTERNET AT http://www.sec.gov.

     Our common stock is listed on the New York Stock Exchange, Inc. You can also inspect reports and other information concerning us at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                           INCORPORATION BY REFERENCE

     The rules of the Securities and Exchange Commission allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supercede this information. This prospectus incorporates by reference the documents listed below.

     - Our Annual Report on Form 10-K for the year ended December 31, 1999,

     - Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000,

     - Our Current Reports on Form 8-K filed on March 31, 2000, May 18, 2000, June 23, 2000, June 27, 2000 and January 31, 2001,

     - Description of our common stock and the rights associated with our common stock contained in our registration statement on Form 8-A, dated September 18, 1995 (as amended by the Form 8-A/A filed on November 15,
       1995); and

     - all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus.

     We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than certain exhibits to those documents. You should direct requests for those documents to The Hartford Financial Services Group, Inc., Hartford Plaza, Hartford, Connecticut 06115,
Attention: Secretary (Telephone: 860-547-5000).

                            ------------------------

     No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by The Hartford Financial Services Group, Inc., or any underwriter, agent or dealer. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of The Hartford Financial Services Group, Inc. since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

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                              [HARTFORD LIFE LOGO]
                     20,000,000 TRUST PREFERRED SECURITIES

                              HARTFORD CAPITAL III

     7.45% TRUST ORIGINATED PREFERRED SECURITIES(SM) SERIES C ("TOPrS(SM)")
                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)

             GUARANTEED TO THE EXTENT DESCRIBED IN THIS PROSPECTUS
                 SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BY
                  THE HARTFORD FINANCIAL SERVICES GROUP, INC.

         --------------------------------------------------------------

                    P R O S P E C T U S  S U P P L E M E N T
         --------------------------------------------------------------

                              MERRILL LYNCH & CO.
                                  UBS WARBURG
                           A.G. EDWARDS & SONS, INC.
                                 MORGAN STANLEY
                             PRUDENTIAL SECURITIES
                              SALOMON SMITH BARNEY
                              WACHOVIA SECURITIES
                         BANC OF AMERICA SECURITIES LLC
                                    JPMORGAN
                              QUICK & REILLY, INC.
                           WELLS FARGO VAN KASPER LLC

                                OCTOBER 19, 2001

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